                                                                   EXHIBIT 10.30

================================================================================

                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                               U.S. PROPANE, L.P.,
                              U.S. PROPANE, L.L.C.,
               AGL PROPANE SERVICES, INC., AGL ENERGY CORPORATION,
                        UNITED CITIES PROPANE GAS, INC.,
                           TECO PROPANE VENTURES, LLC,
                            PIEDMONT PROPANE COMPANY,

                                       AND

                             LA GRANGE ENERGY, L.P.

                                NOVEMBER 6, 2003

================================================================================

                                                                  Execution Copy
                                                    Dates as of November 6, 2003

                                TABLE OF CONTENTS

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                                                                                                                  Page No.
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ARTICLE I DEFINITIONS............................................................................................     1

   1.1      Definitions..........................................................................................     1

   1.2      Certain Additional Definitions.......................................................................     8

   1.3      Rules of Construction................................................................................     9

ARTICLE II CLOSING...............................................................................................     9

   2.1      Closing..............................................................................................     9

ARTICLE III CLOSING TRANSACTIONS.................................................................................    10

   3.1      Formation of NewLP...................................................................................    10

   3.2      Transfer of Equity Ownership of U.S. Propane.........................................................    10

   3.3      Transfer of Assets and Liabilities to NewLP..........................................................    10

   3.4      Sale and Purchase of U.S. Propane and GP Securities..................................................    14

   3.5      U.S. Propane General Partner Interests...............................................................    14

   3.6      Resignations; Venture Board Rights...................................................................    14

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE VENTURERS.......................................................    15

   4.1      Organization and Existence...........................................................................    16

   4.2      Capitalization of the GP and U.S. Propane............................................................    16

   4.3      Authority............................................................................................    17

   4.4      Noncontravention.....................................................................................    18

   4.5      Governmental Approvals...............................................................................    18

   4.6      Title to Securities..................................................................................    18

   4.7      Subsidiaries; Joint Ventures.........................................................................    19

   4.8      Title to Assets and Properties.......................................................................    19

   4.9      Financial Statements; Absence of Liabilities.........................................................    19

   4.10     Absence of Certain Changes...........................................................................    20

   4.11     Tax Matters..........................................................................................    20

   4.12     Compliance with Laws.................................................................................    22

   4.13     Legal Proceedings....................................................................................    22

   4.14     Sufficiency of Assets and Properties.................................................................    22

   4.15     Intellectual Property................................................................................    22

   4.16     Status as General Partner............................................................................    23


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
   4.17     Material Contracts...................................................................................    23

   4.18     Environmental Matters................................................................................    23

   4.19     Insurance............................................................................................    24

   4.20     Books and Records....................................................................................    24

   4.21     Employee Matters.....................................................................................    25

   4.22     ERISA................................................................................................    25

   4.23     Consents.............................................................................................    26

   4.24     Finder's Fees........................................................................................    26

   4.25     Regulation...........................................................................................    26

   4.26     Conduct of Business..................................................................................    26

   4.27     Exemption from Registration..........................................................................    26

   4.28     No Violation.........................................................................................    26

   4.29     SEC Filings..........................................................................................    27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER.........................................................    27

   5.1      Organization; Power and Authority....................................................................    27

   5.2      Noncontravention.....................................................................................    27

   5.3      Investment Intent....................................................................................    27

   5.4      Brokers..............................................................................................    28

   5.5      Representations Regarding Funding....................................................................    28

ARTICLE VI APPROVALS, AUTHORIZATIONS AND CONSENTS................................................................    28

   6.1      Consent of the GP, U.S. Propane and the Venturers....................................................    28

   6.2      Authorizations and Consents..........................................................................    28

   6.3      Further Assurances...................................................................................    29

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................    30

   7.1      Access to Information................................................................................    30

   7.2      Maintenance of Books and Records; Financial Statements; Reports; Etc.................................    30

   7.3      Public Announcements.................................................................................    30

   7.4      Conduct and Preservation of the Business of the GP, U.S. Propane and Other Entities..................    31

   7.5      Restrictions on Certain Actions of the GP, U.S. Propane and Other Entities...........................    31

   7.6      Updating Schedules...................................................................................    33

   7.7      Tax Reporting........................................................................................    33

   7.8      Fees and Expenses....................................................................................    35

   7.9      Actions by Parties...................................................................................    35

   7.10     Employees of U.S. Propane............................................................................    35

   7.11     Third Party Beneficiary..............................................................................    35

   7.12     Confidentiality and Tax Shelter Regulations..........................................................    35

   7.13     Trademarks, Logos, Etc...............................................................................    35

   7.14     Vote of Common Units.................................................................................    36

ARTICLE VIII CONDITIONS TO CLOSING...............................................................................    36

   8.1      Conditions to Closing of the Acquirer................................................................    36

   8.2      Conditions to Closing of NewLP and the Venturers.....................................................    38

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................    39

   9.1      Termination..........................................................................................    39

   9.2      Effect of Termination................................................................................    40

   9.3      Amendment............................................................................................    41

   9.4      Waiver...............................................................................................    41

ARTICLE X INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS...........................................................    41

   10.1     Indemnification Obligations of NewLP and the Venturers...............................................    41

   10.2     Indemnification Obligations of the Acquirer..........................................................    42

   10.3     Indemnification Procedures...........................................................................    43

   10.4     Survival.............................................................................................    44

   10.5     No Special or Consequential Damages..................................................................    45

   10.6     Limitations on Indemnification.......................................................................    45

ARTICLE XI MISCELLANEOUS.........................................................................................    46

   11.1     Notices..............................................................................................    46

   11.2     Entire Agreement.....................................................................................    48

   11.3     Binding Effect; Assignment; No Third Party Benefit...................................................    48

   11.4     Severability.........................................................................................    48

   11.5     Governing Law........................................................................................    48

   11.6     Jurisdiction.........................................................................................    48

   11.7     Further Assurances...................................................................................    49

   11.8     Descriptive Headings.................................................................................    49

   11.9     Counterparts.........................................................................................    49

                              ACQUISITION AGREEMENT

         This ACQUISITION AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of November 6, 2003, is made and entered into, by and among U.S. Propane, L.P., a Delaware limited partnership ("U.S. Propane"), U.S. Propane, L.L.C., a Delaware limited liability company (the "GP"), AGL Propane Services, Inc. and AGL Energy Corporation, each a Delaware corporation (collectively, "AGL"), United Cities Propane Gas, Inc., a Tennessee corporation ("Atmos"), TECO Propane Ventures, LLC, a Delaware limited liability company ("TECO"), and Piedmont Propane Company, a North Carolina corporation ("Piedmont") (each of AGL, Atmos, TECO and Piedmont, a "Venturer" and collectively, the "Venturers"), and La Grange Energy, L.P., a Texas limited partnership (the "Acquirer").

                                    RECITALS:

         A. The Venturers own all of the outstanding member interests in the GP and all of the outstanding limited partner interests in U.S. Propane.

         B. The parties desire to enter into a series of transactions whereby Acquirer will become the sole member of the GP and the sole limited partner of U.S. Propane, as more fully described in this Agreement.

         C. In consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the meanings indicated below:

         "Acquirer Indemnified Parties" means the Acquirer and its Affiliates, and their respective managers, directors, officers, members, employees and representatives (in each case in their respective capacity as such).

         "Affiliate" means, with respect to a Person, (a) any other Person more than 50 percent of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such Person and
(b) any other Person directly or indirectly controlling, controlled by or under common control with such Person. The term "controls" (and the variants thereof) as used in this definition means the possession of the power, acting alone, to direct or cause the direction of the management and policies of a Person by virtue of ownership of voting securities or otherwise.

         "Applicable Law" means any Law to which a specified Person or property is subject.

         "Assets and Properties" means, with respect to any Person, all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, securities and investments, accounts and notes receivable, chattel paper, documents, instruments, contracts, general intangibles, real estate, equipment, inventory and goods.

         "Benefit Plan(s)" means any Pension Plan, Welfare Plan, bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, dependent care, cafeteria, employee assistance, scholarship or other plan, program, arrangement or understanding (whether or not covered under 3(3) of ERISA and whether or not legally binding) maintained in whole or in part, contributed to, or required to be contributed to by U.S. Propane or GP for the benefit of any present or former officer, employee or director of U.S. Propane or GP.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of Texas or Oklahoma are authorized or obligated to close.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to a corresponding provision of any successor law.

         "Common Unit" means a Common Unit as defined in the Heritage MLP Partnership Agreement.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Contribution Agreement" means that certain Contribution Agreement, dated as of November 6, 2003, by and among Heritage MLP, U.S. Propane and the Acquirer.

         "Current Assets" shall have the meaning assigned to such term and shall be calculated in accordance with Exhibit 1.1(e).

         "Current Liabilities" shall have the meaning assigned to such term and shall be calculated in accordance with Exhibit 1.1(f).

         "DRULPA" means the Delaware Revised Uniform Limited Partnership Act, as amended and in effect from time to time. Any reference to a specific section or sections of DRULPA shall be deemed to include a reference to a corresponding provision of any successor law.

         "Encumbrance" means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding or obligation, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

         "ERISA Affiliate" shall mean, with respect to the GP and U.S. Propane, any trade or business (whether or not incorporated) under common control with the GP or U.S. Propane and which, together with the GP or U.S. Propane, are treated as a single employer within the meaning of Sections 414(b) or (c) of the Code, excluding the Venturers and the Acquirer and each other Person that would not be an ERISA Affiliate if the Acquirer did not own any issued and outstanding Securities of the GP or U.S. Propane.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America on the applicable date.

         "General Partner Status Liability" means a Liability arising pursuant to Section 17-403(b) of DRULPA on account of a person's status as the general partner of a limited partnership, but excluding any Liability existing as of the Closing Date and arising on account of such status on or prior to the Closing Date by virtue of Section 17-403(d)(3) and (5) of the DRULPA; provided, however, that exclusion of any Liability that may arise on account of such status by virtue of Section 17-403(d)(3) and (5) of DRULPA shall not exclude from the General Partner Status Liability any Retained Liabilities described in Sections 3.3(c)(iv) through (ix).

         "Governmental Authority" means a federal, state, local or foreign governmental authority; a state, province, commonwealth, territory or district thereof; a county or parish; a city, town, township, village or other municipality; a district, ward or other subdivision of any of the foregoing; any executive, legislative or other governing body of any of the foregoing; any agency, authority, board, department, system, service, office, commission, committee, council or other administrative body of any of the foregoing; any court or other judicial body; and any officer, official or other representative of any of the foregoing.

         "Heritage Entities" means Heritage MLP, Heritage OLP and the following entities: M-P Oils, Ltd., an Alberta, Canada, corporation, Heritage-Bi State, L.L.C., a Delaware limited liability company, Heritage Energy Resources, L.L.C., an Oklahoma limited liability company, Heritage Service Corp., a Delaware corporation, 902 Gilbert Street, LLC, a North Carolina limited liability company, EarthAmerica, L.L.C., a Delaware limited liability company, EarthAmerica GP, L.L.C., a Delaware limited liability company, and EarthAmerica of Texas, L.P., a Texas limited partnership.

         "Heritage MLP" means Heritage Propane Partners, L.P., a Delaware limited partnership.

         "Heritage MLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Heritage MLP dated as of June 27, 1996, as amended or supplemented and in effect as of the date hereof.

         "Heritage OLP" means Heritage Operating, L.P., a Delaware limited partnership.

         "Heritage OLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Heritage OLP dated as of June 27, 1996, as amended or supplemented and in effect as of the date hereof.

         "HHI" means Heritage Holdings, Inc., a Delaware corporation.

         "HHI Purchase Agreement" means that certain Stock Purchase Agreement, dated as of November 6, 2003, among Heritage MLP and the Venturers relating to the purchase by Heritage MLP of all of the capital stock of HHI.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Incentive Distribution Right" means an Incentive Distribution Right as defined in the Heritage MLP Partnership Agreement.

         "Indebtedness" means (a) all indebtedness of the GP and U.S. Propane, including the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any federal or state bankruptcy laws, whether or not allowable as a claim in such proceeding) on, all indebtedness, whether outstanding as of the date of this Agreement or hereafter created (i) for borrowed money, (ii) for money borrowed by others and guaranteed, directly or indirectly, by the GP or U.S. Propane (excluding indebtedness of Heritage MLP, Heritage OLP or any of their subsidiaries that has not been guaranteed directly by the GP or U.S. Propane but for which the GP or U.S. Propane may have liability under applicable state law in respect of such entity's capacity as, in the case of U.S. Propane, the general partner of Heritage MLP or Heritage OLP and, in the case of the GP, the general partner of U.S. Propane), (iii) for money borrowed by others for which the GP or U.S. Propane provides security, (iv) constituting purchase money indebtedness the payment of which the GP or U.S. Propane is directly or contingently liable (excluding indebtedness of Heritage MLP, Heritage OLP or any of their subsidiaries that has not been guaranteed directly by the GP or U.S. Propane but for which the GP or U.S. Propane may have liability under applicable state law in respect of such entity's capacity as, in the case of U.S. Propane, the general partner of Heritage MLP or Heritage OLP and, in the case of the GP, the general partner of U.S. Propane), (v) under any lease of any real or personal property, which obligations are capitalized on the books of the GP or U.S. Propane in accordance with GAAP or (vi) under any other arrangement under which obligations are recorded as indebtedness on the books of the GP or U.S. Propane in accordance with GAAP and (b) any modifications, refundings, deferrals, renewals or extensions of any such Indebtedness, or securities, notes or other evidences of indebtedness issued in exchange for such Indebtedness.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means, with respect to each of the Venturers, the actual knowledge of the Persons specified in Exhibit 1.1(a) hereto, after making appropriate inquiry. As used herein, the Parties agree that appropriate inquiry by the Venturers shall mean inquiring of the following executive officers of U.S. Propane: president, chief executive officer, chief operating officer, chief financial officer, treasurer, vice president - corporate development, and vice president(s) for the southern, northern and western operations.

         "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

         "Legal Expenses" means the reasonable out-of-pocket fees, costs and expenses of any kind incurred by any Person entitled to indemnification pursuant to Article 10 in investigating, preparing for, defending against, providing evidence, producing documents or taking other action with respect to any claim as to which such person is entitled to indemnification pursuant to Article 10.

         "Liabilities" means all Indebtedness, obligations and other liabilities (or contingencies that have not yet become liabilities but which, after the passage of time, the occurrence of some event or a combination of same, will become a liability) of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, unliquidated, fixed or otherwise, or whether due or to become due.

         "Losses" means losses, damages, liabilities, claims, costs and expenses (including, without limitation, related Legal Expenses), but excluding lost profits or special, consequential, exemplary or punitive damages.

         "Material Adverse Effect" means material adverse effect on (i) the financial condition, business, properties, net worth, prospects or results of operations of the GP and U.S. Propane, taken as a whole, including any condition (other than any condition resulting from general economic conditions or weather, seasonality or other conditions that may affect the industry of the Heritage Entities and their Subsidiaries generally) affecting Heritage MLP that would be reasonably likely to reduce amounts to be distributed under the Incentive Distribution Rights, (ii) the ability of any Person to consummate the transactions contemplated by this Agreement and the Operative Documents or (iii) the legality, validity or enforceability of this Agreement and the other Operative Documents.

         "Material Contracts" means (i) the Heritage MLP Partnership Agreement,
(ii) the Heritage OLP Partnership Agreement, (iii) all Contracts of the GP and U.S. Propane which involve aggregate payments over the term of each such Contract by or to the GP or U.S. Propane of more than $20,000 or which extend for a term of more than one year from the date hereof and are not cancelable upon 60 days' or less advance notice without penalty, (iv) all loan agreements, bank lines or credit agreements, indentures, mortgages, deeds of trust, pledge and security agreements, letters of credit or other debt instruments to which the GP or U.S. Propane is a party, (v) all employment contracts to which the GP or U.S. Propane is a party, (vi) any guarantees by the GP or U.S. Propane, (vii) all non competition and other similar agreements to which the GP or U.S. Propane is a party and (viii) all other material contracts of the GP and U.S. Propane.

         "Member Interests" means the member interests in the GP, which member interests constitute all of the issued and outstanding member interests of the GP.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which the GP or U.S. Propane is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

         "Noncompetition Agreement" means the Noncompetition Agreement to be entered into at the Closing among AGL Resources Inc., AGL, Atmos Energy Corporation, Atmos, TECO Energy, Inc., TECO, Piedmont Natural Gas Company, Inc., Piedmont and U.S. Propane, in substantially the form attached as Exhibit 1.1(c).

         "Operative Documents" means this Agreement, the Contribution Agreement, the Noncompetition Agreement, the Unitholder Rights Agreement, a release of U.S. Propane and the GP from all obligations under the HHI Note, and all other agreements to be executed and delivered pursuant to this Agreement between the GP, U.S. Propane, NewLP or one or more Venturers or their Affiliates, on the one hand, and the Acquirer or one or more of its Affiliates, on the other hand, as modified or amended from time to time.

         "Original Formation Agreements" means (i) the Amended and Restated Formation Agreement, dated effective as of June 15, 2000 (the "Formation Agreement"), by and among AGL Resources Inc., AGL Investments, Inc., AGL, Atmos Energy Corporation, Atmos Propane, Inc., Atmos, Teco Energy, Inc., TECO, Piedmont Natural Gas Company, Inc., PNG Energy Company, Piedmont, U.S. Propane and the GP, (ii) the GP LLC Agreement, (iii) the U.S. Propane Agreement, (iv) the Transfer Restriction Agreement, dated as of August 10, 2000 (the "Transfer Restriction Agreement"), among the parties to the Formation Agreement (other than Atmos Propane, Inc.), (v) the Collateral Agent Agreement, dated as of August 10, 2000, between U.S. Propane and the Secured Parties named therein,
(vi) the NonCompetition Agreement, among the parties to the Formation Agreement (other than Atmos Propane, Inc.), (vii) the Contribution Agreement, dated as of June 15, 2000, as amended, by and among U.S. Propane, Heritage OLP and Heritage MLP (the "Original Contribution Agreement"), (viii) the Indemnification Agreement, dated as of August 10, 2000, between U.S. Propane and HHI (the "Original Indemnification Agreement"), (ix) the Indemnification Agreement, dated as of February 4, 2002, between HHI and U.S. Propane (the "Replacement Indemnification Agreement", (x) the Conveyance and Assignment Agreement, dated as of August 10, 2000, between U.S. Propane and Heritage OLP, (xi) the Stock Purchase Agreement, dated as of June 15, 2000 among U.S. Propane, the Heritage GP Stockholders (as defined therein) and FHS Investments, L.L.C. (the "Stock Purchase Agreement"), and (xii) the Subscription Agreement, dated as of June 15, 2000, as amended, among Heritage MLP and the parties to the Stock Purchase Agreement (other than U.S. Propane and FHS Investments, L.L.C.).

         "Organization State" means, as applied to (i) any corporation, its state or other jurisdiction of incorporation, (ii) any limited liability company or limited partnership, the state or other jurisdiction under whose laws it is formed, organized and existing in that legal form, and (iii) any other entity, the state or other jurisdiction whose laws govern that entity's internal affairs.

         "Partner Interests" means the limited partner interests in U.S. Propane, which limited partner interests constitute 99.99% of the outstanding partner interests of U.S. Propane.

         "Pension Plan(s)" means any "employee pension benefit plan" as such term is defined in Section 3(1) of ERISA that is or was sponsored by U.S. Propane, or GP, or to which U.S. Propane or GP is or was obligated to contribute.

         "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Authorities.

         "Permitted Encumbrances" with respect to the GP, U.S. Propane, NewLP or any of their respective Subsidiaries, means (a) the Encumbrances set forth in the Schedules to this Agreement, and specifically identified as such, (b) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (c) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, and (d) such imperfections or irregularities of title, if any, as (i) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (ii) do not materially interfere with either the present or intended use of such property and (iii) do not, individually or in the aggregate, materially interfere with the conduct of the business of the GP, U.S. Propane, NewLP or any of their respective Subsidiaries.

         "Person" means any individual, corporation, firm, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, other entity, unincorporated association or Governmental Authority.

         "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Authority.

         "SEC" means the United States Securities and Exchange Commission.

         "SEC Filings" means all forms, reports, schedules, statements and other documents (including all amendments thereto) filed with the SEC by Heritage MLP since January 1, 2000 under the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

         "Securities" means, collectively, the Member Interests and the Partner Interests.

         "Securities Act" means the Securities Act of 1933, as amended, of the United States of America and the rules and regulations of the SEC promulgated thereunder.

         "Subsidiary" means as to any Person, (a) any corporation more than 50 percent of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (excluding stock of any class or classes of such corporation that might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, other entity or unincorporated association in which such Person and/or one or more Subsidiaries of such Person has more than a 50 percent equity interest at the time.

         "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

         "Taxes" means any income taxes or similar assessments or any sales, gross receipts, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

         "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any of the Securities or any interests therein.

          "Unitholder Rights Agreement" means that certain Unitholder Rights Agreement to be entered into at the Closing among HHI, NewLP, Acquirer and Heritage MLP, substantially in the form of Exhibit 1.1(d) hereto.

         "U.S. Propane Business" means all of the business activities of the GP and U.S. Propane as currently conducted.

         "Venturer Indemnified Parties" means NewLP and the Venturers, and their respective Affiliates, managers, directors, officers, members, employees and representatives, in each case in their respective capacity as such.

         "Welfare Plan(s)" means any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA that is or was sponsored by U.S. Propane or the GP, or to which U.S. Propane or the GP was obligated to contribute.

         1.2 CERTAIN ADDITIONAL DEFINITIONS. In addition to such terms as are defined in Section 1.1, the following terms are used in ----------- this Agreement and defined in the Sections set forth opposite such terms:

DEFINED TERM                                                      SECTION REFERENCE
------------                                                      -----------------
Acquirer.................................................         Preamble
AGL......................................................         Preamble
Agreement................................................         Preamble
Applicable Environmental Laws............................         4.18(a)
Assumed Liabilities......................................         3.3(b)
Atmos....................................................         Preamble
August Financial Statements..............................         4.9(a)
CERCLA...................................................         4.18(a)
Closing..................................................         2.1
Closing Date.............................................         2.1
Financial Statements.....................................         4.9(a)
Financial Statement Date.................................         4.9(a)

GP.......................................................         Preamble
GP Interests Note........................................         3.13(f)
GP LLC Agreement.........................................         4.2(a)
Hazardous Substance......................................         4.18(c)
HHI Conveyances..........................................         3.3(a)
HHI Note.................................................         3.3(b)(iii)
Indemnified Party........................................         10.3(a)
MLP Note.................................................         3.6(b)
Indemnifying Party.......................................         10.3(a)
NewGP....................................................         3.1
NewLP....................................................         3.1
NewLP Assets.............................................         3.3(b)
Piedmont.................................................         Preamble
Post-Signing Events......................................         7.6
Pre-Signing Events.......................................         7.6
Purchase Price...........................................         3.4
RCRA.....................................................         4.18(a)
Retained Assets..........................................         3.3(a)
Retained Liabilities.....................................         3.3(c)
Solid Waste..............................................         4.18(c)
TECO.....................................................         Preamble
Third Party Action.......................................         10.3(a)
Transfer Instruments.....................................         3.3(e)
U.S. Propane.............................................         Preamble
U.S. Propane Agreement...................................         4.2(a)
Venturer Board Member....................................         3.6(b)
Venturers................................................         Preamble
WARN.....................................................         7.10

         1.3 RULES OF CONSTRUCTION. Unless the context otherwise requires, (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) the term "include" or "includes" means "includes, without limitation", and "including" means "including, without limitation"; references to Articles and Sections refers to Articles and Sections of this Agreement; (c) references to Exhibits or Schedules refer to the Exhibits and Schedules attached to this Agreement, which are made a part hereof for all purposes; (d) references to Laws refer to such Laws as they may be amended from time to time, and references to particular provisions of a Law include any corresponding provisions of any succeeding Law; and (e) references to money refer to legal currency of the United States of America.

                                   ARTICLE II
                                     CLOSING

         2.1 CLOSING. Subject to the terms and conditions hereof, the closing (the "Closing") of the transactions described in Article 3 will take place at the time and place provided for in the Contribution Agreement on the third Business Day following the date on which the last of the conditions to Closing set forth in Sections 8.1 and 8.2 have been satisfied or waived by the party or parties entitled to waive the same (the date and time of the Closing are herein referred to as the "Closing Date"). At the Closing, there shall be delivered the opinions, certificates and other agreements, documents and instruments to be delivered under Article 8. Except for purposes of Article 3, all Closing transactions will be deemed to have occurred simultaneously.

                                  ARTICLE III
                              CLOSING TRANSACTIONS

         3.1 FORMATION OF NEWLP. Prior to the Closing, the Venturers shall form NewGP ("NewGP"), which the Venturers will own in the same relative percentages as their existing ownership of the GP as set forth on Exhibit 3.1. Prior to the Closing, the Venturers and NewGP shall also form NewLP ("NewLP"), which the Venturers and NewGP will own in the same relative percentages as the existing ownership of U.S. Propane and the GP, respectively, as set forth on Exhibit 3.1.

         3.2 TRANSFER OF EQUITY OWNERSHIP OF U.S. PROPANE. Immediately prior to the transactions described in Section 3.3, the declaration by HHI of the dividend described in Section 6.13(a) of the HHI Purchase Agreement and the declaration and payment by HHI of the dividend described in Section 6.13(b) of the HHI Purchase Agreement (a) the Venturers will assign, transfer and convey all of their respective Member Interests in the GP to NewGP and (b) NewGP and the Venturers will assign, transfer and convey all of their Member Interests in the GP and all of their Partner Interests in U.S. Propane to NewLP. As a consequence of the transactions described in this Section 3.2, (i) NewLP will become the sole member of the GP (which is the sole general partner of U.S. Propane) and the sole limited partner of U.S. Propane, and (ii) the Venturers shall cease to have any direct member interest or limited partner interest in the GP or U.S. Propane, including any rights to receive distributions directly from the GP or U.S. Propane.

         3.3 TRANSFER OF ASSETS AND LIABILITIES TO NEWLP.

         (a) Immediately prior to the Closing, U.S. Propane will distribute, assign, transfer, deliver and convey, without consideration, to NewLP, and NewLP will accept, all of the Assets and Properties of U.S. Propane, including all of the stock of HHI, all rights and obligations of U.S. Propane under the Original Formation Agreements (other than the agreements referred to in clauses (ii), (iii), (viii), (ix) and (xi) of the definition of Original Formation Agreements), all obligations (but not the rights) of U.S. Propane under the Original Contribution Agreement) and the 180,028 common units of Heritage MLP that are owned by U.S. Propane, but save and except for the following (collectively, the "Retained Assets"): (i) U.S. Propane's right to serve as the general partner of Heritage MLP and Heritage OLP, including all rights to exercise the rights and powers conferred upon U.S. Propane as a general partner pursuant to the Heritage MLP Partnership Agreement and the agreement of limited partnership of Heritage OLP, (ii) all Current Assets of U.S. Propane up to the amount of Current Liabilities of U.S. Propane, and cash balances held in the escrow accounts at Bank of Oklahoma, National Association in respect of non-compete payments owed under non-compete agreements entered into in connection with acquisitions by or on behalf of Heritage MLP, (iii) a one percent right to all allocations of income, gain, loss, deduction and credit from, the associated capital account balance of, and all associated distributions from, Heritage MLP, (iv) a 1.0101% percent right to all allocations of income, gain, loss, deduction and credit from, the associated capital account balance of, and all associated distributions from, Heritage OLP, (v) the Incentive Distribution Rights, (vi) the rights and obligations of U.S. Propane under the agreements referred to in clauses (ii), (iii), (viii), (ix) and (xi) of the definition of Original Formation Agreements, (vii) all rights (but not the obligations) of U.S. Propane under the Original Contribution Agreement and all rights and obligations of U.S. Propane under (A) this Agreement and the Operative Documents to the extent arising after the Closing or (B) the Contribution Agreement,
(viii) all rights of the GP or U.S. Propane resulting from or relating to any employment agreement or the employment relationship with present or former employees or independent contractors (other than independent contractors engaged for the purpose of representing the Venturers in connection with the transactions contemplated by this Agreement) of the GP or U.S. Propane, to the extent arising from the activities of such independent contractors on behalf of the Heritage Entities, (ix) all rights of the GP or U.S. Propane under any agreement, trust, plan, fund or other arrangement (whether pursuant to ERISA or otherwise) under which benefits are, or employment is, provided for present or former employees or independent contractors of the GP or U.S. Propane (including, without limitation, all rights of the GP or U.S. Propane under the employment agreements referred to in Section 8.1(j) hereof), (x) any rights to reimbursements from any Heritage Entities for Retained Liabilities, and (xi) those certain assets related to the operations of Heritage MLP and Heritage OLP conducted by HHI that were assigned and conveyed by HHI to U.S. Propane pursuant to that certain Assignment, Conveyance and Assumption Agreement (HPP) and that certain Assignment, Conveyance and Assumption Agreement (Operating), each dated as of February 4, 2002 (the "HHI Conveyances"). The Assets and Properties of U.S. Propane to be contributed or transferred to NewLP pursuant to this Section 3.3(a) are referred to herein collectively as the "NewLP Assets."

         (b) Immediately prior to the Closing, NewLP will assume all Liabilities of U.S. Propane and of the GP that exist immediately prior to the Closing (whether or not known to U.S. Propane, the GP or the Venturers), except as set forth in Section 3.3(c) (collectively, the "Assumed Liabilities"). Without limiting the generality of the foregoing, and except as set forth in Section 3.3(c), the Assumed Liabilities include the following:

                           (i) all Liabilities of the GP or U.S. Propane that arise directly on account of any of the NewLP Assets;

                           (ii) any Liability of the GP or U.S. Propane existing at or arising after the date hereof under any leases, contracts, agreements or permits included in the NewLP Assets, including any indemnification obligations of U.S. Propane to Heritage OLP or Heritage MLP pursuant to the Original Contribution Agreement;

                           (iii) any Liability of the GP or U.S. Propane arising under any Indebtedness (other than any such Liability that may arise under the Original Indemnification Agreement and excluding any General Partner Status Liability), including all obligations in respect of that certain $11,538,944.36 promissory note payable by U.S. Propane to HHI (the "HHI Note");

                           (iv) any Liability or deficiency of the GP or U.S. Propane for any Taxes, to the extent applicable to periods (or portions thereof) ending on or prior to the Closing Date;

                           (v) all Liabilities of the GP or U.S. Propane to the extent arising from actions or inactions by the GP or U.S. Propane prior to the Closing and resulting from, caused by or arising out of or imposed pursuant to, the violation of any Applicable Law, including any Environmental Law (excluding any General Partner Status Liability of the GP or U.S. Propane existing solely as a result of their respective status as the general partner of U.S. Propane (in the case of the GP) or Heritage MLP or Heritage OLP (in the case of U.S. Propane));

                           (vi) all fees and expenses incurred or to be incurred by the GP (to the extent relating to the period prior to the Closing), U.S. Propane (to the extent relating to the period prior to the Closing), NewLP or the Venturers or their Affiliates in connection with the negotiation, execution, delivery and performance of this Agreement and the other Operative Documents, including investment banking fees, legal fees or similar transaction costs, but excluding any payments due under any change in control provisions to which any of the GP, U.S.Propane or any of the Heritage Entities is a party; and

                           (vii) all Liabilities of the GP or U.S. Propane to make reimbursements or make payments of indemnification of any kind to any person with respect to any of the Assumed Liabilities.

         (c) Notwithstanding Section 3.3(b), (i) U.S. Propane will retain all General Partner Status Liabilities of U.S. Propane existing as of the Closing Date solely as a result of its status as the general partner of Heritage MLP or Heritage OLP, (ii) the GP will retain all General Partner Status Liabilities of the GP existing as of the Closing Date solely as a result of its status as the general partner of U.S. Propane (and not any other partnership), (iii) U.S. Propane and the GP will retain all General Partner Status Liabilities relating to the service or status of U.S. Propane as the general partner of Heritage MLP and Heritage OLP for all periods on and after the Closing Date, (iv) U.S. Propane and the GP will retain all Liabilities resulting from or relating to any employment agreement or relationship with current or former employees, or independent contractor relationship, of U.S. Propane or the GP or the termination of any such relationship, including, but not limited to, any severance pay or other similar benefits, whether accrued or accruing, and any claims filed or that may be filed by or on behalf of any such present or former employee or independent contractor relating to the employment or termination of employment or services by U.S. Propane or the GP of any such person, including any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers' compensation; and any liability in respect of noncompete payments owed under noncompete agreements entered into in connection with prior acquisitions by or on behalf of Heritage MLP; provided, however, that this subsection (iv) shall not apply to any Liabilities owed to or on account of independent contractors engaged for the purpose of representing the Venturers in connection with the transactions contemplated by this Agreement or independent contractors not engaged to render activities on behalf of the Heritage Entities, (v) U.S. Propane and the GP will retain all Liabilities relating to any Benefit Plan, (vi) U.S. Propane and the GP will retain all Liabilities of the GP or U.S. Propane under (A) this Agreement or the other Operative Documents (other than the Contribution Agreement) arising after the Closing, (B) the Contribution Agreement or (C) the agreements referred to in clauses (ii), (iii), (viii), (ix) and (xi) of the definition of Original Formation Agreements, (vii) U.S.

Propane and the GP will retain all Liabilities resulting from or relating to the obligation to provide healthcare continuation coverage under Section 4980B of the Code to any covered employee or qualified beneficiary (as such terms are defined in Section 4980(f) of the Code) occurring prior to, on or after the transactions contemplated by this Agreement, (viii) U.S. Propane and the GP will retain all Liabilities pursuant to the HHI Conveyances and (ix) U.S. Propane and the GP will retain all Liabilities of U.S. Propane or the GP in respect of non-compete obligations to third parties for which the escrow amounts referred to in Section 3.3(a)(ii) are held (the "Retained Liabilities").

         (d) It is the intention of the parties that immediately following the assumption of the Assumed Liabilities by NewLP, neither U.S. Propane nor the GP will have any liability or responsibility for any Liabilities of U.S. Propane or the GP other than the Retained Liabilities, and such Assumed Liabilities and Retained Liabilities will be the subject of the indemnity of NewLP and the Venturers (with respect to the Assumed Liabilities) and U.S. Propane and Acquirer (with respect to Retained Liabilities) as and to the extent provided in
Section 10.1 and Section 10.2. It is the further intention of the parties that the characterization of Liabilities as Assumed Liabilities or Retained Liabilities, respectively, will not diminish any right of the Venturer Indemnified Parties to receive indemnification for Losses pursuant to Section
10.2 or any right of the Acquirer Indemnified Parties to receive indemnification for Losses pursuant to Section 10.1 for a breach of a representation or warranty contained in this Agreement pertaining to Assumed Liabilities or Retained Liabilities, respectively.

         (e) In order to effect the transfers of the assets and the assumption or retention of the Assumed Liabilities and Retained Liabilities contemplated in this Section 3.3 at the Closing, the appropriate parties shall execute and deliver one or more instruments of assignment and assumption substantially in the form attached hereto as Exhibit 3.3(e) ("Transfer Instruments").

         (f) Immediately prior to the Closing, but after the completion of the steps described in this Sections 3.3(a) through (e) above, U.S. Propane shall declare a dividend to NewGP and NewLP, the record holders of all general and limited partner interests of U.S. Propane on the record date to be established for such distribution, of the obligations to pay NewGP and NewLP the aggregate amounts determined as specified below (which obligation shall be evidenced by a note (the "GP Interests Note"), to be in a form mutually acceptable to the Acquirer and the Venturers, such dividend to be declared and paid immediately prior to the Closing. The GP Interests Note shall entitle NewGP and NewLP to receive aggregate amounts calculated as described below, which amounts shall be payable at the times specified below:

                           If the Closing occurs before payment of the quarterly
                  cash distributions by Heritage OLP and Heritage MLP for the quarterly period ending November 30, 2003, an aggregate amount equal to the sum of (A) the product of (I) the sum of the quarterly cash distribution paid for the quarterly period ending November 30, 2003 (which payment is to be made on or about January 14, 2003) by (w) Heritage OLP in respect of the 1.0101% general partner interest owned prior to Closing by U.S. Propane in Heritage OLP and (x) Heritage MLP in respect of the 1.0% general partner interest and the Incentive Distribution Right owned prior to Closing by U.S. Propane in Heritage MLP times (II) a fraction, of which the numerator is the number of days during the period that commences on, and includes, September 1, 2003 and ends at, but excludes, the Closing (but in no event shall the numerator exceed 91) and of which the denominator is 91, and (B) if the Closing occurs after November 30, 2003, the product of (I) the sum of the quarterly cash distributions paid for the quarterly period ending February 28, 2004 (which payment is to be made on or about April 14, 2004) by (y) Heritage OLP in respect of the 1.0101% general partner interest owned prior to Closing by U.S. Propane in Heritage OLP and (z) Heritage MLP in respect of the 1.0% general partner interest and the Incentive Distribution Right owned prior to Closing by U.S. Propane in Heritage MLP times (II) a fraction, of which the numerator is the number of days during the period that commences on, and includes, December 1, 2003 and ends at, but excludes, the Closing (but in no event shall the numerator exceed 90) and of which the denominator is 90.

         Acquirer shall pay the amounts calculated pursuant to this Section 3.3(f) to NewLP in immediately available funds within one Business Day following the payment date established by Heritage OLP or Heritage MLP, as the case may be, for the quarterly cash distribution in respect of which an amount calculated under this Section 3.4(b) is determined or determinable.

         3.4 SALE AND PURCHASE OF U.S. PROPANE AND GP SECURITIES. At the Closing, NewLP shall sell to the Acquirer, and the Acquirer shall purchase from NewLP, the Securities, including the right to become a substituted member of the GP and a substituted limited partner of U.S. Propane. The purchase price for such Securities (the "Purchase Price") to be paid to NewLP shall be cash in immediately available funds in the amount of $30,000,000.00. As a consequence of the transactions described in this Section 3.4, (i) the Acquirer will become the substituted member of the GP, (ii) the Acquirer will become the substituted limited partner of U.S. Propane, (iii) NewLP shall cease to have any member interest or limited partner interest in the GP or U.S. Propane, including the cessation of any rights to receive allocations of income, gain, loss, deduction or credit from, the capital account balance of, or (subject to the rights to payments under the GP Interests Note) distributions from, the GP or U.S. Propane, and (iv) NewLP and the Venturers shall cease to have any deficit restoration obligation pursuant to the U.S. Propane agreement of limited partnership.

         3.5 U.S. PROPANE GENERAL PARTNER INTERESTS. Immediately following the capital contribution to Heritage LP, Inc., described in Section 2.2 of the Contribution Agreement, U.S. Propane shall contribute to Heritage MLP all of its interest in Heritage OLP as an additional capital contribution to Heritage MLP in exchange for an additional 1% general partner interest in Heritage MLP such that when such capital contribution is made, U.S. Propane will own a 2% general partner interest in Heritage MLP.

         3.6 RESIGNATIONS; VENTURERS' BOARD RIGHTS.

         (a) Effective concurrently with the Closing, H. Michael Krimbill, James E. Bertelsmeyer, Andrew W. Evans, Royston K. Eustace, William N. Cantrell, Richard T. O'Brien, David J. Dzuricky, Kevin M. O'Hara, J. Patrick Reddy and J.D. Woodward (or their respective successors as members of the Board of Directors of the GP) will resign, or the Venturers will take such action to cause such members to be removed from the Board of Directors, as members of the Board of Directors of the GP and any other offices that such persons may hold with the GP or U.S. Propane, and concurrently with such resignations, the Acquirer will take such actions as are necessary or appropriate to fill the vacancies created thereby. In addition, upon the request of Acquirer received not less than three business days in writing prior to Closing, each of Bill W. Byrne, Stephen L. Cropper and J. Charles Sawyer will resign as members of the Board of Directors of the GP effective as of Closing.

         (b) During the period that commences immediately after the Closing, the Venturers collectively shall have the right to appoint one person (the "Venturer Board Member") who shall have the right to serve as a member of the Board of Directors of the GP, to receive notice of such meetings and to receive information provided by the GP to the Board of Directors; provided, however, that the GP may require as a condition precedent to the Venturers' rights under this Section 3.6 that the Venturer Board Member shall agree to hold in trust and confidence all information so received during such meetings; provided further, that the GP reserves the right not to provide information and to exclude the Venturer Board Member from any meeting or portion thereof if (i) delivery of such information or attendance at such meeting by the Venturer Board Member would adversely affect the attorney-client privilege between the GP and its counsel or (ii) the GP determines in its sole discretion that it is necessary or advisable to discuss matters relating to that certain Promissory Note of Heritage MLP dated as of the Closing Date and payable to NewLP in the original principal amount of $50,000,000 (the "MLP Note"). In the event of the death or Disability of the person serving as the Venturer Board Member, the Venturers shall have the right to designate a replacement to serve as the Venturer Board Member, and the person so designated as a replacement shall be subject to the approval (which will not be unreasonably withheld) of not less than a majority of the entire membership of Board of Directors of the GP (excluding the Venturer Board Member, if the Venturer Board Member is then a member of the Board of Directors), and if not so approved the Venturers may propose a different person as such a replacement. The right of the Venturers to designate the Venturer Board Member shall terminate upon the payment in full of all amounts due and payable under the MLP Note and the Venturer Board Member shall resign from the Board of Directors of the GP immediately upon such payment. The Parties agree that Richard T. O'Brien shall be the initial Venturer Board Member upon Closing. As used herein, "Disability" shall mean a physical or mental condition of the Venturer Board Member that, in the good faith judgment of not less than a majority of the entire membership of the Board of Directors of the GP (excluding the Venturer Board Member, if the Venturer Board Member is then a member of the Board of Directors), based upon certification by a licensed physician reasonably acceptable to the Venturer Board Member and the Board of Directors, (i) prevents the Venturer Board Member from being able to perform the services required of a member of the Board of Directors, (ii) has continued for a period of at least 180 days during any 12-month period and (iii) is expected to continue.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE VENTURERS

         For the purposes of this Agreement, each of the Venturers, severally and not jointly, represents and warrants to the Acquirer as set forth in this
Article 4.

         4.1 ORGANIZATION AND EXISTENCE.

         (a) Schedule 4.1(a) sets forth the form of organization, legal name and the Organization State of each of the Venturers. Each of the Venturers is either a limited liability company or corporation, as indicated on Schedule 4.1(a), duly organized or formed, validly existing and in good standing under the laws of its Organization State. Each of the Venturers has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Each of the Venturers is duly qualified and in good standing to do business as a foreign limited liability company or corporation, as applicable, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on such Venturer.

         (b) As of the Closing, NewLP will (i) be a limited partnership duly organized or formed, validly existing and in good standing under the laws of the State of Delaware, (ii) have full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as then conducted and (iii) be duly qualified and in good standing to do business as a foreign limited partnership in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on NewLP.

         (c) Each of U.S. Propane and the GP is a limited partnership or a limited liability company, respectively, in each case duly organized or formed, validly existing and in good standing under the laws of the State of Delaware. Each of U.S. Propane and the GP has full power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted. Each of U.S. Propane and the GP is duly qualified and in good standing to do business as a foreign limited partnership or limited liability company, as applicable, in each jurisdiction in which the conduct or nature of its business or the ownership, leasing, holding or operating of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect on the GP or U.S. Propane.

         4.2 CAPITALIZATION OF THE GP AND U.S. PROPANE.

         (a) The respective authorized and outstanding Member Interests of the GP and the authorized and outstanding Partner Interests of U.S. Propane are as disclosed on Schedule 4.2(a). All outstanding Securities have been validly issued and are fully paid (to the extent required under the Amended and Restated Limited Liability Company Agreement of the GP (the "GP LLC Agreement") and the Amended and Restated Agreement of Limited Partnership of U.S. Propane (the "U.S. Propane Agreement"), respectively) and nonassessable (except as such non-assessability may be affected by the matters specified in Sections 17-303 and 17-607 of DRULPA and except for the capital account restoration obligation under the U.S. Propane Agreement), and none of the Securities has been issued in violation of preemptive or similar rights. U.S. Propane does not have a negative balance in its Capital Account (as defined in the

Heritage MLP Partnership Agreement, the Heritage OLP Partnership Agreement or the U.S. Propane Agreement, as applicable) maintained by Heritage MLP or Heritage OLP (in the case of U.S. Propane) or by U.S. Propane (in the case of GP) and in the case of the GP at Closing, the GP will not have a negative balance in its Capital Account. All issuances, sales, and repurchases by the GP and U.S. Propane of their respective Securities have been effected in compliance in all material respects with all Applicable Laws, including applicable Federal and state securities laws. None of the Venturers, in their respective capacities as the limited partners of U.S. Propane, have participated in the control of the business of U.S. Propane in a manner that would give rise to liability of a purchaser of the Securities for the obligations of U.S. Propane pursuant to
Section 17-303(a) of DRULPA, and none of the Venturers has received a distribution from U.S. Propane or the GP in violation of Section 17-607(a) of DRULPA or Section 18-607(a) under the Delaware Limited Liability Company Act for which a purchaser of the Securities would be responsible.

         (b) Except as contemplated by Article III of this Agreement and as set forth on Schedule 4.2(b), no authorized but unissued Securities of the GP or U.S. Propane, as applicable, are reserved for or subject to issuance.

         (c) Except as contemplated by Article III of this Agreement, the Transfer Restriction Agreement and as set forth on Schedule 4.2(c), there are no outstanding options, warrants, subscriptions, rights, convertible or exchangeable securities or other agreements or plans under which the GP, U.S. Propane, NewLP or any Venturer may become obligated to issue, sell or transfer any Securities (whether issued or granted by, or binding upon any of the GP, U.S. Propane, NewLP or any Venturer).

         (d) There are no outstanding registration rights with respect to any Securities.

         (e) Except as contemplated by Article III of this Agreement, the GP LLC Agreement, the U.S. Propane Agreement and as set forth on Schedule 4.2(e), there are no voting trusts, agreements, proxies or other agreements or understandings to which any of the GP, U.S. Propane, NewLP or the Venturers is a party with respect to the issuance, sale, redemption, registration, voting or transfer or other disposition of any of the Securities.

         (f) All outstanding Incentive Distribution Rights have been validly issued and are fully paid and nonassessable, and all outstanding general partner interests in Heritage MLP and Heritage OLP have been validly issued. None of the Incentive Distribution Rights nor such general partner interests in Heritage MLP and Heritage OLP are subject to, nor have any been issued in violation of, preemptive or similar rights. All prior issuances and sales by Heritage MLP of Incentive Distribution Rights, its outstanding general partner interests or Common Units owned by U.S. Propane or HHI and all issuances and sales by Heritage OLP of its outstanding general partner interests have been effected in compliance in all material respects with all Applicable Laws, including applicable Federal and state securities laws. Heritage MLP has not repurchased any of its Incentive Distribution Rights or outstanding general partner interests.

         4.3 AUTHORITY. Each of the GP and U.S. Propane and each of the Venturers has full power and authority to execute, deliver and perform this Agreement and the other Operative Documents to which it is a party, and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance by each of the GP and U.S. Propane and each of the Venturers of this Agreement and the other Operative Documents, and the consummation by it of the transactions contemplated thereby, have been duly authorized by all necessary action of such Person. This Agreement has been duly executed and delivered by each of the GP and U.S. Propane and each of the Venturers and constitutes, and each of the Operative Documents and each other agreement, instrument or document executed or to be executed by the GP, U.S. Propane or any of the Venturers in connection with the transactions contemplated by this Agreement has been, or when executed will be, duly executed and delivered by such party and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Person enforceable against it in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights generally and (b) general equitable principles.

         4.4 NONCONTRAVENTION. The execution, delivery and performance by the each of the GP, U.S. Propane and each of the Venturers of this Agreement and the other Operative Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby do not and will not (a) result in a breach or violation of any provision of the respective charter or bylaws or other governing instruments of any of the GP, U.S. Propane, NewLP, any Venturer or any of the Heritage Entities, (b) result in a breach or violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or (except as disclosed on Schedule 4.4) give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any material bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the GP, U.S. Propane, NewLP or any Venturer is a party or by which their respective properties are bound, (c) result in the creation or imposition of any Encumbrance upon any of the GP or U.S. Propane or any of their respective Assets and Properties or (d) assuming compliance with the matters referred to in Section 4.5, violate any Applicable Law binding upon the GP, U.S. Propane, NewLP or any Venturer, or any of their respective Assets and Properties.

         4.5 GOVERNMENTAL APPROVALS. Except as set forth in Schedule 4.5, except as may be required under state securities or "Blue Sky" laws and except for filings with Governmental Authorities with respect to the formation of NewGP and NewLP and the transactions contemplated by the Contribution Agreement, no consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by any of the GP, U.S. Propane, the Heritage MLP or the Heritage OLP in connection with the execution, delivery or performance of this Agreement and the other Operative Documents or the consummation by any of such Persons of the transactions contemplated hereby or thereby.

         4.6 TITLE TO SECURITIES. A true and correct copy of the U.S. Propane Agreement and the GP LLC Agreement, together with all amendments through the date of this Agreement, have been provided to the Acquirer. Except for such consents and approvals as are referenced in Section 4.5 and provided that the consents referred to in Section 6.1 of this Agreement will be obtained from NewLP and the other Venturers pursuant to Section 6.1 of this Agreement, each Venturer has the power and authority to transfer, assign and convey the Securities owned by such Venturer to NewLP at the Closing as provided herein, and upon such transfer, assignment and conveyance, NewLP shall acquire good and marketable title to such Securities free and clear of

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

all Encumbrances (other than any Encumbrances listed on Schedule 4.6, Encumbrances arising under the U.S. Propane Agreement or the GP LLC Agreement, which to the extent such Encumbrances may be waived by the Venturers, are being waived pursuant to Section 6.1 of this Agreement, and any restriction on free transferability of the Securities arising under applicable federal or state securities laws). Prior to the Closing, NewLP will have the power and authority to transfer, assign and convey the Securities to the Acquirer at the Closing as provided herein, and upon such conveyance and assignment, Acquirer shall acquire good and marketable title to such Securities free and clear of all Encumbrances (other than any Encumbrances arising under the U.S. Propane Agreement or the GP LLC Agreement and any restriction on free transferability of the Securities arising under applicable federal or state securities laws), and Acquirer shall become a substituted member of the GP and a substituted limited partner of U.S. Propane.

         4.7 SUBSIDIARIES; JOINT VENTURES.

         (a) The only Subsidiaries of the GP and U.S. Propane are HHI and those set forth on Schedule 4.7(a) hereto. Schedule 4.7(a) hereto identifies the equity interests owned by the GP, U.S. Propane or HHI in each of the Heritage Entities (excluding the 1.0 percent general partner interest in Heritage MLP, the 1.0101 percent general partner interest in Heritage OLP, and the Incentive Distribution Rights owned by U.S. Propane), which equity interests (including such general partner interests not included on Schedule 4.7(a)) are so owned, beneficially and of record, and free and clear of all Encumbrances, by the GP, U.S. Propane or HHI, as applicable.

         (b) Except (i) as set forth on Schedule 4.7(b), (ii) with respect to the status of the GP as the general partner of U.S. Propane and (iii) with respect to the status of U.S. Propane as the general partner of Heritage MLP and Heritage OLP, neither the GP nor U.S. Propane is engaged in any joint venture or partnership with any other Person.

         4.8 TITLE TO ASSETS AND PROPERTIES. Immediately prior to the Closing and after giving effect to the transactions contemplated in Sections 3.1 through 3.5, inclusive, (i) NewLP will have good and marketable title to the Securities,
(ii) the GP will have good and marketable title to the 0.01% general partner interest of U.S. Propane, (iii) U.S. Propane will have good and marketable title to, or valid leasehold interests in, the Retained Assets and (iv) NewLP will have title to, or valid leasehold interests in, the assets received from U.S. Propane pursuant to Section 3.3(a) and with respect to clauses (i) and (ii) of this Section 4.8 free and clear of all Encumbrances (except for Permitted Encumbrances, Encumbrances arising pursuant to this Agreement or the Operative Documents or any Encumbrance arising or existing under the charter, bylaws, limited liability company agreement or limited partnership agreement, as applicable, of such Person or, with respect to securities issued by a third party held by such Person, of the issuer of such securities.

         4.9 FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

         (a) Attached hereto as Schedule 4.9(a) are copies of the audited balance sheet as of August 31, 2002 and the related unaudited statement of income and owners' equity for the fiscal year then ended (including in all cases the notes, if any, thereto) of U.S. Propane (collectively, the "Audited Financial Statements"). Also attached as Schedule 4.9(a) are copies of the unaudited balance sheet as of August 31, 2003 (the "Financial Statement Date") and the related statement of income, cash flows and owners' equity for the fiscal quarter then ended of U.S. Propane (collectively, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP except in the case of the unaudited statements as of the Financial Statement Date for normal year-end adjustments and the absence of footnotes, and fairly present the respective consolidated financial position of U.S. Propane as of the date set forth therein.

         (b) Except as reserved against in the Financial Statements, as otherwise disclosed on Schedule 4.9(b) or for Liabilities not exceeding $5,000 individually or in the aggregate, there are no Liabilities of, relating to or affecting the GP or U.S. Propane, other than the Assumed Liabilities, Liabilities incurred in the ordinary course of business consistent with past practice since the Financial Statement Date and General Partner Status Liabilities of the GP and U.S. Propane solely as a result of their status as general partner of U.S. Propane (in the case of the GP) and Heritage MLP and Heritage OLP (in the case of U.S. Propane). Immediately prior to the Closing, the Retained Liabilities and the GP Interests Note will be the only Liabilities of the GP or U.S. Propane for which neither the GP nor U.S. Propane will be entitled to indemnification under Section 10.2 hereof.

         4.10 ABSENCE OF CERTAIN CHANGES. Since the Financial Statement Date,
(a) there has been no event (except for changes resulting from general economic conditions and weather, seasonality and other conditions that may affect the industry of the GP, U.S. Propane, NewLP, the Heritage Entities and their respective Subsidiaries generally) that would have a Material Adverse Effect;
(b) except for the execution, delivery and performance of this Agreement and the Operative Documents to which the GP or U.S. Propane is a party, the U.S. Propane Business has been conducted only in the ordinary course consistent with past practice; (c) except for, or as contemplated by, this Agreement or the other Operative Documents, none of the GP, U.S. Propane or NewLP have incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice that individually or in the aggregate would have a Material Adverse Effect; (d) none of the GP, U.S. Propane or NewLP has suffered any material loss, damage, destruction or other casualty to any of the Assets and Properties of such entity (whether or not covered by insurance) that individually or in the aggregate would have a Material Adverse Effect; and (e) none of the GP or U.S. Propane has taken any of the actions set forth in Section 7.5, except as permitted thereunder.

         4.11 TAX MATTERS.

         (a) Except as set forth on Schedule 4.11(a), each of the GP and U.S. Propane has filed all material Tax Returns required to be filed with the IRS or other applicable taxing authority through the date hereof and such Tax Returns are complete and correct in all material respects, and each of the GP and U.S. Propane has timely paid or has recorded a full reserve in the Financial Statements for payment of all Taxes shown to be due on any such Tax Return, and has withheld and paid to the appropriate taxing authority any Tax that it is required by Applicable Law to withhold and pay to a Taxing authority on or before the date hereof other than, in either case, those which are being contested in good faith as disclosed on Schedule 4.11(b). Neither the GP nor U.S. Propane has any material liability for Taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained on the

Financial Statements in accordance with GAAP. There are no material liens for Taxes upon any asset of any of the GP or U.S. Propane except for liens arising as a matter of Applicable Law relating to current Taxes not yet due. There are no Taxes that will be imposed on any of the GP or U.S. Propane in connection with the execution of this Agreement or the Operative Documents (excluding the Contribution Agreement) or in connection with any of the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.11(a), neither the GP nor U.S. Propane currently is the beneficiary of any extension of time within which to file any Tax Return.

         (b) Schedule 4.11(b) lists all Tax Returns filed by any of the GP or U.S. Propane or any affiliated, consolidated, combined, unitary or similar group of which any of the GP or U.S. Propane is or was a member on or after January 1, 2000 and on or before the date hereof and indicates those Tax Returns (i) that are the subject of audit, (ii) in respect of which there is any other suit, action, investigation or claim in progress by any Taxing authority or (iii) in respect of which any issue has been raised by any Taxing authority at an earlier time that is reasonably expected to be raised at a later time. Neither the GP nor U.S. Propane has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency or has received any notice from any Taxing authority that it intends to conduct an audit or investigation thereof or is subject to any ruling of any Taxing authority.

         (c) Except for payments triggered by change of control provisions under the employment agreements identified on Schedule 3.18(a) to the Contribution Agreement, neither the GP nor U.S. Propane has made any payment, is obligated to make any payment, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code.

         (d) Neither the GP nor U.S. Propane is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code on the date hereof.

         (e) Except as disclosed on Schedule 4.11(e), neither the GP nor U.S. Propane (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has any liability for Taxes of any Person (other than the GP or U.S. Propane) under Treas. Reg. 1.1502--6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

         (f) Neither the GP nor U.S. Propane will be classified at the time of the transaction for which provision is made in Section 3.4, or will have been classified at any time before that time, as a corporation for federal, state, local or foreign income tax purposes or will be at that time, or will have been at any time before that time, subject to any federal, state, local or foreign income tax, except for Texas franchise taxes paid or payable by the GP. At the time of the transaction for which provision is made in Section 3.4(a) hereof, each of the GP and U.S. Propane will be disregarded for federal income tax purposes, within the meaning of Treasury Regulation Section 301.7701--3(a), and no election will have been filed with the IRS prior to such time that will cause either of the GP or U.S. Propane to be classified as a corporation for federal income tax purposes at any future time.

         (g) Both Heritage MLP and Heritage OLP have currently effective elections under Section 754 of the Code.

         (h) Prior to the transaction for which provision is made in Section 3.4(a) hereof, the Venturers will not cause or permit U.S. Propane or Heritage MLP or Heritage OLP to take any action or omit to take any action which, if taken or omitted (as the case may be), would cause or permit the currently effective elections by either such limited partnerships under Section 754 of the Internal Revenue Code to be revoked.

         4.12 COMPLIANCE WITH LAWS. Subject to the specific representations and warranties in this Agreement, which representations and warranties shall govern the subject matter thereof, each of the GP and U.S. Propane has complied in all material respects with all Applicable Laws relating to the ownership or operation of their respective Assets and Properties and the conduct of their respective businesses. Neither the GP nor U.S. Propane are charged or, to the Knowledge of any of the Venturers, threatened with, or under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the GP or U.S. Propane or the U.S. Propane Business.

         4.13 LEGAL PROCEEDINGS. Except as set forth on Schedule 4.13, there is (i) no Proceeding before or by any Governmental Authority or arbitrator or official, domestic or foreign, now pending or, to the Knowledge of any of the Venturers, threatened, to which any of the GP, U.S. Propane, NewLP or any of the Venturers is or may be a party or to which the business or property of any of the GP, U.S. Propane, NewLP or any of the Venturers is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority or that has been proposed by any Governmental Authority and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the GP, U.S. Propane, NewLP or any of the Venturers is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

         4.14 SUFFICIENCY OF ASSETS AND PROPERTIES. The Assets and
Properties of the GP and U.S. Propane constitute all the Assets and Properties the use or benefit of which are reasonably necessary for the operation of the business of each of such Persons as currently conducted. As of the Closing, all tangible Assets and Properties of the GP and U.S. Propane (excluding those Assets and Properties distributed and assigned or issued to NewLP pursuant to Sections 3.2, 3.3 and 3.4) will be in the possession, or under the control, of the GP and U.S. Propane, as applicable, subject to sales of inventory in the ordinary course of business, and all of such Assets and Properties are in good condition, normal wear and tear excepted, and are useable in the continued operation of the business of the GP and U.S. Propane, as applicable, consistent with past practice.

         4.15 INTELLECTUAL PROPERTY. Except as set forth in Schedule 4.15, each of the GP and U.S. Propane owns or possesses or has the right to use, or at the Closing Date will own or possess or have the right to use in the localities where they are currently used by the GP or U.S. Propane, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the GP or U.S. Propane, other than those which if not so owned or possessed would not have a Material Adverse Effect, and none of the Venturers has any Knowledge of any claim to the contrary or any challenge by any other Person to the rights of the GP or U.S. Propane with respect to the foregoing.

         4.16 STATUS AS GENERAL PARTNER. U.S. Propane became the sole general partner of each of Heritage MLP and Heritage OLP on February 4, 2002, and no consent, approval, waiver, permit, order or authorization of, or declaration to or filing with, any Person or Governmental Authority not otherwise obtained was necessary in order for U.S. Propane to become the sole general partner of Heritage MLP and Heritage OLP.

         4.17 MATERIAL CONTRACTS. Set forth in Schedule 4.17 is a list of all Material Contracts to which the GP or U.S. Propane is a party or by which it or any of its properties may be bound (other than the GP LLC Agreement, the U.S. Propane Agreement, the Heritage MLP Agreement, the agreement of limited partnership, as amended, of Heritage OLP and the other Original Formation Agreements). Each such Material Contract to which the GP or U.S. Propane is a party is a valid and binding agreement of the GP or U.S. Propane (as the case may be) enforceable against the GP or U.S. Propane, as applicable, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity. Neither the GP nor U.S. Propane is in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any Material Contract to which it is a party or by which it or any of its properties may be bound. To the Knowledge of any Venturer, no third party to any Material Contract to which the GP or U.S. Propane is a party or by which any of them is bound or to which any of their properties are subject is in default under any such Material Contract.

         4.18 ENVIRONMENTAL MATTERS.To the Knowledge of each of the Venturers, except as set forth in Schedule 4.18, neither the GP nor U.S. Propane is in violation of, or subject to, any pending or threatened Proceeding under, any Applicable Laws pertaining to health, safety, the environment, Hazardous Substances or Solid Wastes (such Applicable Laws as they now exist are herein collectively called "Applicable Environmental Laws") relating to the ownership or operation of the Assets and Properties of the GP or U.S. Propane or the operation of the respective businesses of the GP or U.S. Propane, including (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and (ii) the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"). To the Knowledge of each of the Venturers, except as set forth in Schedule 4.18, the GP and U.S. Propane have obtained all Permits to construct, occupy, lease, operate or use any real property or any equipment or other tangible property forming a part of their respective Assets and Properties by reason of any Applicable Environmental Laws.

         (a) To the Knowledge of each of the Venturers, except as set forth in
Schedule 4.18, there are no past or present events, conditions, circumstances or plans (i) that interfere with or prevent compliance or continued compliance, with respect to the Assets and Properties of the GP or U.S. Propane or their respective businesses, with Applicable Environmental Laws or (ii) that are reasonably expected to give rise to any common law or other legal liability or obligation with respect to the Assets and Properties of the GP or U.S. Propane or their respective businesses, including liability or obligation under CERCLA or RCRA, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, industrial toxin, Hazardous Substance or Solid Waste (other than any General Partner Status Liability of the GP or U.S. Propane existing solely as a result of their status as the general partner of U.S. Propane (in the case of the GP) or Heritage MLP or Heritage OLP (in the case of U.S. Propane).

         (b) As used in this Agreement, the term "Hazardous Substance" shall have the meaning currently specified in CERCLA and the term "Solid Waste" shall have the meaning currently specified in RCRA; provided, that to the extent the Applicable Laws of the jurisdiction in which the particular asset is located have currently established a meaning for such term that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply.

         (c) To the Knowledge of each of the Venturers, except as set forth in
Schedule 4.18, there are no (i) underground storage tanks, known contamination of soil or groundwater, or known or suspected asbestos or asbestos-containing materials on any property owned or leased by the GP or U.S. Propane, (ii) pending or threatened complaints, suits, actions or demand letters by any third party or Governmental Authority relating to any alleged violation of Applicable Environmental Law by any of the GP or U.S. Propane or (iii) permits required of the GP or U.S. Propane under applicable Environmental Laws to own, lease or operate their properties and conduct their respective businesses the terms and conditions of which any of the GP or U.S. Propane have violated or are violating (except, in each case as would not have a Material Adverse Effect on the GP or U.S. Propane), or (iv) real estate sites owned or operated by any of the GP or U.S. Propane that have been used as a manufactured gas plant site.

         4.19 INSURANCE. The GP and U.S. Propane maintain insurance covering their respective properties, operations, personnel and businesses. In the reasonable judgment of the Venturers, such insurance insures against such losses and risks as are reasonably adequate to protect the GP and U.S. Propane and their respective businesses. Neither the GP nor U.S. Propane has received written notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

         4.20 BOOKS AND RECORDS.

         (a) Each of the GP and U.S. Propane (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (b) None of the GP, U.S. Propane nor, to the Knowledge of the Venturers, any employee or agent of any of the GP or U.S. Propane has made any payment of funds of any either of the GP or U.S. Propane or received or retained any funds in either case in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character which would be required to be disclosed in any reports which would be required to be filed by the GP or U.S. Propane if the such entity were subject to the reporting requirements of the Exchange Act.

         4.21 EMPLOYEE MATTERS. Each of the GP and U.S. Propane has complied in all material respects with all Applicable Laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes. Except as set forth in Schedule 4.21, neither the GP nor U.S. Propane is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or, to the Knowledge of any of the Venturers, oral, express or implied, commitment or arrangement with any labor union, and, to the Knowledge of the GP, U.S. Propane or the Venturers, no labor union has requested or has sought to represent any of the employees, representatives or agents of the GP or U.S. Propane and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of the Venturers, threatened against or involving the GP or U.S. Propane.

         4.22 ERISA.Schedule 4.22(a) lists each Benefit Plan maintained by the GP, U.S. Propane or any ERISA Affiliate.

         (a) Schedule 4.22(b) lists each defined benefit plan, within the meaning of Section 3(35) of ERISA (whether or not subject to Title IV thereof), maintained by the GP, U.S. Propane or any ERISA Affiliate within the last six years (or with respect to which any of them could reasonably be expected to have any liability), and copies of the most recent actuarial valuation report, if any, with respect to any such plan has been made available to the Acquirer. None of the GP, U.S. Propane, any ERISA Affiliate or any organization to which any of them is a successor or parent corporation (within the meaning of Section 4069(6) of ERISA) have engaged in any transaction which is subject to Section 4069 of ERISA.

         (b) None of the GP, U.S. Propane or any ERISA Affiliate has any obligation to contribute to any Multiemployer Plan subject to Title IV of ERISA, and no circumstances exist pursuant to which the GP, U.S. Propane or any ERISA Affiliate could be assessed with withdrawal liability by any such multiemployer plan under Section 4201 of ERISA.

         (c) Each Benefit Plan that is intended to be qualified under Section 401 of the Code has received a favorable determination as to its qualified status from the IRS, and to the Knowledge of the Venturers, nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification.

         (d) To the Knowledge of the Venturers, each Benefit Plan has been maintained in all material respects in accordance with its terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other Applicable Laws.

         (e) None of the GP, U.S. Propane or any ERISA Affiliate have incurred any liability under Section 4062, 4063 or 4064 of ERISA.

         4.23 CONSENTS. Schedule 4.23 sets forth each of the consents, approvals, orders, authorizations and waivers of, and declarations, filings and registrations with, all third parties (including Governmental Authorities) that are necessary or required to permit the transactions contemplated by this Agreement and otherwise to consummate the transactions contemplated hereby (the "Consents"). Schedule 4.23 includes all of the Consents that, if not obtained and in full force and effect at the time of the Closing, could result in a Material Adverse Effect.

         4.24 FINDER'S FEES. Except as set forth on Schedule 4.24, none of the GP, U.S. Propane, NewLP, the Venturers, or any of their respective Affiliates, are obligated (directly or indirectly) under any agreement with any Person that would obligate the Acquirer to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated by this Agreement or the other Operative Documents.

         4.25 REGULATION. Except as set forth on Schedule 4.25, neither the GP nor U.S. Propane is now, and immediately after the consummation of the transactions contemplated by this Agreement none of the Heritage Entities will be, (i) an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.26 CONDUCT OF BUSINESS. Except as provided on Schedule 4.26, since the Financial Statement Date, neither the GP nor U.S. Propane has taken any actions that would be prohibited by the provisions of Section 7.5, if such actions had been taken after the date of this Agreement.

         4.27 EXEMPTION FROM REGISTRATION. Assuming the accuracy on the date hereof and on the Closing Date of the representations and warranties of the Acquirer set forth in Section 5.3 below, the transfer, assignment and conveyance of the Securities by the Venturers to NewLP and by NewLP to the Acquirer hereunder are exempt from the registration requirements of the Securities Act.

         4.28 NO VIOLATION. None of the GP, U.S. Propane or NewLP is in (i) violation of its partnership agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any Governmental Authority having jurisdiction over it or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which in the case of any breach, default or violation subject to clause
(ii) or (iii) would, if continued, have a Material Adverse Effect. To the Knowledge of the Venturers, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the GP, U.S. Propane or NewLP is a party or by which any of them is bound or to which any of their respective properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

         4.29 SEC FILINGS. To the Knowledge of Venturers, none of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIRER

         The Acquirer hereby represents and warrants to each of the Venturers as follows:

         5.1 ORGANIZATION; POWER AND AUTHORITY. The Acquirer is duly organized and validly existing as a limited partnership under the laws of the State of Texas, and has full power and authority to execute and deliver this Agreement and the other Operative Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquirer of this Agreement and the performance by the Acquirer of its obligations hereunder have been, and the other Operative Documents will be, duly and validly authorized by the Acquirer. This Agreement has been duly and validly executed and delivered by the Acquirer and constitutes, and upon the execution and delivery by the Acquirer of the other Operative Documents to which it is a party, such other Operative Documents will constitute, legal, valid and binding obligations of the Acquirer enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         5.2 NONCONTRAVENTION. The execution, delivery and performance of this Agreement and the other Operative Documents to which the Acquirer is a party and the consummation by the Acquirer of the transactions contemplated hereby and thereby do not and will not conflict with, or constitute a breach, violation or default under, any Contract to which the Acquirer is a party, or result in a violation of the Acquirer's organizational documents or any order, judgment or decree of any court or Governmental Authority having jurisdiction over the Acquirer or any of its properties and, no consent, authorization or order of, or filing or registration with, any Governmental Authority (other than such filings as are contemplated in the Contribution Agreement, including any necessary filings under the HSR Act) is required by the Acquirer for the execution, delivery and performance of this Agreement or any of the other Operative Documents.

         5.3 INVESTMENT INTENT.

         (a) The Acquirer is acquiring the Securities for its own account as principal, for investment purposes only, and not for or with a view to the resale, distribution or granting of a participation therein, in whole or in part, in violation of the Securities Act or the securities laws of any jurisdiction applicable to the Acquirer.

         (b) The Acquirer acknowledges its understanding that the offering and sale of Securities has not been registered under the Securities Act. The Acquirer acknowledges that it is familiar with the limitations that are imposed by the Securities Act on any Transfer of an interest in the Securities. The Acquirer understands and acknowledges that it may have to bear the economic risk of its investment in the Securities for an indefinite period of time unless the Securities are subsequently registered under the Securities Act or an exemption therefrom is available. The Acquirer hereby agrees that the Securities will not be transferred other than (i) pursuant to a registration under the Securities Act or pursuant to an exemption therefrom, and (ii) in compliance with any applicable state securities laws.

         5.4 BROKERS. No agent, broker, finder, investment banker, financial advisor or other similar Person will be entitled to any fee, commission or other compensation in connection with any of the transactions contemplated by this Agreement or the other Operative Documents on the basis of any act or statement made or alleged to have been made by the Acquirer or any of its Affiliates, directors, officers or other representatives.

         5.5 REPRESENTATIONS REGARDING FUNDING. The Acquirer will have adequate funds available to it as are necessary to pay the Purchase Price in full at the Closing.

                                   ARTICLE VI
                     APPROVALS, AUTHORIZATIONS AND CONSENTS

         6.1 CONSENT OF THE GP, U.S. PROPANE AND THE VENTURERS. By its execution of this Agreement, (a) each of the GP, U.S. Propane and the Venturers consent to, and prior to the Closing will cause NewLP to consent to (to the extent applicable), the Transfer by each Venturer and NewLP of the Member Interests and the Partner Interests, as applicable, in accordance with the transactions contemplated in this Agreement, pursuant to (i) the U.S. Propane Agreement, (ii) the GP LLC Agreement, (iii) the Transfer Restriction Agreement and (iv) any other agreements by and among one or more Venturers that require such consent to the transactions contemplated in this Agreement, and (b) each of the Venturers waives any Encumbrances that exist under the U.S. Propane Agreement or the GP LLC Agreement on the Securities immediately prior to the Closing to the fullest extent that such Encumbrances may be so waived by such Venturer.

         6.2 AUTHORIZATIONS AND CONSENTS.

         (a) Each party hereto shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and shall use all reasonable commercial efforts to obtain, as promptly as practicable, (i) all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for such party's execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Operative Documents, and (ii) all approvals and consents (including those approvals, consents and authorizations specified in Schedule 4.23) required under all Contracts to which the GP, U.S. Propane, NewLP or any of the Venturers is a party (including all Contracts involving Indebtedness) to consummate the transactions contemplated hereby. Each party will cooperate fully (including by providing all information the other party reasonably requests, subject to any confidentiality agreement (other than any confidentiality agreement exclusively between or among one or more of the parties to this Agreement) to which the party may be subject (and such party will use its reasonable commercial efforts to limit the applicability of any such confidentiality agreement to the extent reasonably practicable, including by (1) obtaining a waiver thereof or (2) obtaining assurances from the requesting party that such information will remain confidential)) with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. To the extent that the parties hereto mutually agree that filings under the HSR Act are necessary or appropriate, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within five Business Days after the date of this Agreement, use their commercially reasonable efforts to cause the waiting period under the HSR Act to expire as quickly as possible and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Notwithstanding the foregoing, no party hereto shall have any obligation to dispose of, hold separate or otherwise restrict its enjoyment of any of their assets or properties in order to obtain requisite approvals pursuant to the HSR Act.

         (b) Each party hereto shall promptly inform the other party of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

         6.3 FURTHER ASSURANCES. The GP, U.S. Propane and each of the Venturers will, and, following the formation of NewLP and prior to Closing, the Venturers will cause NewLP to, whenever and as often as reasonably requested to do so by the Acquirer, perform, execute, acknowledge and deliver any and all such other and further acts, assignments, transfers and any instruments of further assurance, approvals and consents as are necessary or proper in order to complete, ensure and perfect the sale and transfer to the Acquirer of the Securities and the consummation of the other transactions contemplated hereby.

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1 ACCESS TO INFORMATION.(a) Between the date hereof and the Closing, the Venturers shall cause the GP, U.S. Propane and NewLP to (i) give the Acquirer and its authorized representatives reasonable access to all facilities and all books and records relating to the GP, U.S. Propane and NewLP, (ii) permit the Acquirer and its authorized representatives to make such inspections of the Assets and Properties of the GP and U.S. Propane as they may reasonably require to verify the accuracy of any representation or warranty contained in
Article 4 and (iii) shall furnish the Acquirer and their respective authorized representatives with such financial and operating data and other information with respect to the GP, U.S. Propane and NewLP as the Acquirer may from time to time reasonably request; provided, however, that the Venturers shall have the right to have a representative present at all times of any such inspections or examinations conducted at the offices or other facilities of the GP or U.S. Propane; and, provided further, however, that the Venturers shall not be required to cause the GP, U.S. Propane or NewLP to disclose or make available to the Acquirer any information or data the disclosure of which would violate any confidential or non-disclosure obligation (other than any obligation exclusively between or among one or more of the parties to this Agreement) to which the party may be subject, provided that such party will use its reasonable commercial efforts to limit the applicability of any confidential or non-disclosure obligation to the extent reasonably practicable, including by (1) obtaining a waiver thereof or (2) obtaining assurances from the Acquirer that such information will remain confidential.

         (a) Acquirer agrees that at any time during the period commencing on the Closing Date and ending on November 6, 2009 NewLP and its Affiliates and representatives shall have reasonable access to inspect and copy all books and records of U.S. Propane relating to the Contributed Interests and Transferred Interests (as such terms are defined in the Original Contribution Agreement) to the extent that such access may reasonably be required in connection with matters relating to or affected by the operation of the Business (as such term is defined in the Original Contribution Agreement) prior to the Closing. U.S. Propane shall, and shall cause the Heritage Parties to, afford such access upon receipt of reasonable advance notice and during normal business hours. If U.S. Propane or any of the Heritage Entities desire to dispose of any such books and records prior to the expiration of such period, Acquirer agrees that U.S. Propane shall, and shall cause such Heritage Party to, give NewLP a reasonable opportunity, at its expense, to segregate and remove such books and records as they select. NewLP shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.1(b).

         7.2 MAINTENANCE OF BOOKS AND RECORDS; FINANCIAL STATEMENTS; REPORTS; ETC. Between the date hereof and the Closing, the GP and U.S. Propane shall keep adequate records and books of account with respect to each such Person's business activities in which proper entries are made in all material respects in accordance with GAAP reflecting all of their respective financial transactions. The GP and U.S. Propane shall furnish to the Acquirer promptly after the sending or filing thereof, as the case may be, copies of any financial statements or reports that the GP or U.S. Propane has made available to its partners or members.

         7.3 PUBLIC ANNOUNCEMENTS. The GP, U.S. Propane, NewLP, the Venturers, the Acquirer and their respective Affiliates, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement and the other Operative Documents and shall not issue any such press release or make any such public statement without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld, delayed or conditioned), except as each party may determine is required by Applicable Law, court process or by the requirements of any securities exchange.

         7.4 CONDUCT AND PRESERVATION OF THE BUSINESS OF THE GP, U.S. PROPANE AND OTHER ENTITIES. Except as expressly provided in this Agreement and the Operative Documents or except as described in Schedule 7.4, between the date hereof and the Closing the Venturers and, following its formation, NewLP shall
(a) cause the GP and U.S. Propane to conduct the respective businesses of the GP and U.S. Propane substantially as it is being conducted on the date hereof; (b) use their commercially reasonable efforts to cause the GP and U.S. Propane to preserve, maintain and protect the Assets and Properties of the GP and U.S. Propane and their respective businesses consistent with available resources; and
(c) use their commercially reasonable efforts to cause the GP and U.S. Propane to preserve intact the business organization of the GP and U.S. Propane and their respective businesses, consistent with its available resources, to keep available the services of the employees of the GP and U.S. Propane and to maintain existing relationships with suppliers, contractors, distributors, customers and others having business relationships with the GP and U.S. Propane.

         7.5 RESTRICTIONS ON CERTAIN ACTIONS OF THE GP, U.S. PROPANE AND OTHER ENTITIES. Without limiting the generality of Section 7.4, except as otherwise expressly contemplated by this Agreement and the Operative Documents, from and after the date hereof and until the Closing Date, without the approval of the Acquirer, with respect to the business of the GP and U.S. Propane:

         (a) None of the GP, U.S. Propane, any of the Venturers or, after its formation, NewLP shall agree to sell, transfer or otherwise dispose, or grant or agree to grant an option to purchase, sell, transfer, or otherwise dispose of any Securities. Notwithstanding anything in this Section 7.5(b) or elsewhere in this Agreement, the Venturers may cause the GP or U.S. Propane, at any time or from time to time to distribute to their respective owners cash or cash equivalents, to the extent that Current Assets exceed Current Liabilities at such time.

         (b) Except as set forth on Schedule 7.5 or as otherwise contemplated in this Agreement or the Operative Documents, none of the Venturers nor, after its formation, NewLP shall cause or permit any of the GP or U.S. Propane to:

                           (i) make any expenditures outside the ordinary course of business consistent with past practice which, individually or in the aggregate, exceed $20,000;

                           (ii) make any material change in the ongoing operations of the business of such entity;

                           (iii) create, incur, guarantee or assume any Indebtedness;

                           (iv) mortgage or pledge any of the securities or the Assets and Properties of any such entity or create or suffer to exist any Encumbrance thereupon, other than Permitted Encumbrances;

                           (v) sell, lease, transfer or otherwise dispose of, directly or indirectly, any of the Assets and Properties of any such entity;

                           (vi) enter into any lease, contract, agreement, commitment, arrangement or transaction relating to the Assets and Properties of any such entity other than in the ordinary course of business;

                           (vii) amend, modify or change any existing lease or contract, other than in the ordinary course of the business consistent with past practice;

                           (viii) waive, release, grant or transfer any rights of value relating to the business of such entity, other than in the ordinary course of business consistent with past practice;

                           (ix) hire any employees other than in the ordinary course of business consistent with past practice;

                           (x) delay payment of any account payable or other liability relating to the business of such entity beyond the later of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice, unless such delay is due to a good faith dispute as to liability or amount;

                           (xi) to the extent commercially practicable, permit any current insurance or reinsurance or continuation coverage to lapse if such policy insures risks, contingencies or liabilities (including product liability) related to the business of such entity;

                           (xii) except as set forth in this Section 7.5, take any action which would make any of the representations or warranties of any of the Venturers untrue as of any time from the date of this Agreement to the date of the Closing, or would result in any of the conditions to Closing set forth in this Agreement not being satisfied;

                           (xiii) authorize or propose, or agree in writing or otherwise take, any of the actions described in this Section 7.5;

                           (xiv) merge into or with or consolidate with any other Person or acquire all or substantially all of the business or assets of any other Person;

                           (xv)     purchase any securities of any Person;

                           (xvi) take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization, or other winding up of the business of such entity;

                           (xvii) create any employee benefit plans (within the meaning of Section 3(3) of ERISA) or any other employee benefit plan or program not subject to ERISA, except as required by law; or

                           (xviii)  enter into or take any action in connection
                  with hedges, trades or swaps of any commodity.

         (c) The Acquirer shall not take any action which would make any of the representations and warranties of the Acquirer untrue as of any time from the date of this Agreement to the date of Closing, or would result in any of the conditions to Closing set forth in this Agreement not being satisfied.

         7.6 UPDATING SCHEDULES. The GP, U.S. Propane and the Venturers will, promptly upon becoming aware of any fact, matter, circumstance or event, which fact, matter, circumstance or event arose either (i) on or prior to the date hereof (a "Pre-signing Event") or (ii) after the date hereof but prior to the Closing (a "Post-Signing Event"), in any case, requiring supplementation or amendment of the schedules provided by the Venturers in the Disclosure Schedules of the Venturers, supplement or amend such schedules to this Agreement to reflect any fact, matter, circumstance or event, which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such schedules which were or have been rendered inaccurate thereby. Notwithstanding the immediately preceding sentence, any such supplements or amendments must be made prior to such date on which the last of the conditions to Closing set forth in Sections 8.1 and 8.2 have been satisfied or waived by the party or parties entitled to waive the same, it being the intention of the parties that such schedules may not be amended within 72 hours prior to the Closing. All supplements and amendments to the schedules provided by the Venturers are provided for the information of the Acquirer only and no such supplement or amendment to the schedules shall (i) amend or supplement the representations and warranties (and corresponding schedules) made as of the date hereof or (ii) have any effect for the purpose of determining (A) satisfaction of the conditions set forth in Article 8 hereof or (B) compliance by the GP, U.S. Propane and the Venturers with their respective covenants and agreements set forth herein; provided, however, that if the Closing occurs the Disclosure Schedules as so supplemented or amended as of the Closing with respect to Pre-Signing Events and Post-Signing Events shall be deemed to be the Disclosure Schedules for purposes of determining whether or not any breach of the representations and warranties of any of the Venturers has occurred.

         7.7 TAX REPORTING. The parties intend that this Agreement effect a sale by U.S. Propane of the Retained Assets, including a general partner interest in Heritage MLP and a general partner interest in Heritage OLP. The parties have agreed to the transactions contemplated hereby in order to achieve the economic and Tax consequences of such sales. In furtherance thereof, the parties agree to report for federal income tax purposes the Tax consequences of the transactions contemplated by this Agreement in a manner that is consistent with the form (and order) of the transactions described in Article 3, and in particular agree to report the federal income tax consequences of such transactions as follows:

         (a) Each of US Propane and the GP is a partnership immediately prior to the transaction for which provision is made in Section 3.2.

         (b) After the transfer of all of the equity in the GP to NewGP and the transfer of all of the equity of U.S. Propane to NewLP as provided in Section 3.2, NewGP will be the continuation of the GP (that is, the same partnership for federal income tax purposes as) and NewLP will be the continuation of (that is, the same partnership for federal income tax purposes as) U.S. Propane, and the GP and U.S. Propane are disregarded from and after such transfer until (at least) all of the transactions contemplated in this Agreement have occurred.

         (c) The transfer of certain assets from U.S. Propane to NewLP and the assumption by NewLP of certain liabilities of U.S. Propane, as provided in
Section 3.3, are each disregarded.

         (d) The purchase by Acquirer, as provided in Section 3.4, of the Securities is treated as the purchase of the Assets and Properties of U.S. Propane. The parties agree that the fair market value of each of the then Assets and Properties of U.S. Propane is as set out in Schedule 7.7. Each of the parties shall use such fair market values for all tax reporting purposes. Further, the Parties agree that in determining the taxable income of each of the Parties attributable to their ownership of interests in the Heritage MLP and Heritage OLP for the taxable year of the Heritage MLP and Heritage OLP including the Closing Date, Acquirer shall cause Heritage MLP and Heritage OLP to close their books as of the Closing Date and to allocate the taxable income of Heritage MLP and Heritage OLP for the period prior to the Closing Date allocable to the Retained Assets to NewLP and the taxable income of Heritage MLP and Heritage OLP allocable to the Retained Assets for the period beginning with the Closing Date through the end of the taxable year to Acquirer. To the extent that Heritage MLP or Heritage OLP is unable to close its books as of the Closing Date, the Parties agree to cause the tax results to the Parties to equal as nearly as possible those that would have resulted if the books of Heritage MLP and Heritage OLP had been closed as provided in the preceding sentence.

In addition, each party agrees to so report the transactions for all other Tax purposes in a manner consistent with the foregoing provisions of this Section
7.7 unless such party receives a written opinion of counsel or its regular tax adviser that one or more of such positions is not permitted under then Applicable Law, in which case such party may then so report the transactions in a manner that is inconsistent with the foregoing only after providing such written opinion to the other parties hereto and consultation thereafter with such other parties. The requirements of the foregoing (taking into account the effect of the preceding sentence) are referred to herein as the "Reporting Position." If any Tax authority proposes to characterize the transactions contemplated in this Agreement as to a party in a manner that is inconsistent with the Reporting Position, then such party agrees to contest such proposed characterization in good faith using commercially reasonable efforts to defend the Reporting Position and further agrees to keep the other parties hereto reasonably informed as to the status of any such controversy. Likewise, the Parties agree that Heritage OLP and Heritage MLP will allocate to NewLP taxable income attributable to the amounts paid to NewLP pursuant to Section 3.3(f).

         7.8 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, the Venturers shall cause NewLP to pay the out-of-pocket fees and expenses of the GP, U.S. Propane, NewLP and the Venturers, on the one hand, and the Acquirer shall pay its out-of-pocket fees and expenses, on the other hand, incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby, whether or not the Closing shall have occurred. Notwithstanding the foregoing, all such out-of-pocket fees and expenses incurred by the GP or U.S. Propane for time periods after the Closing shall be paid by the GP, U.S. Propane or the Acquirer.

         7.9 ACTIONS BY PARTIES. Each party hereto agrees to use its commercially reasonable efforts to satisfy the conditions to Closing set forth in Article 8 and to use its commercially reasonable efforts to refrain from taking any action within its control that would cause a breach of a representation, warranty, covenant or agreement set forth in this Agreement. Each party hereto shall take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and shall use all reasonable efforts to, as promptly as practicable, consummate the transactions contemplated by this Agreement and the Operative Documents.

         7.10 EMPLOYEES OF U.S. PROPANE. The Acquirer shall not, at any time prior to 60 days after the Closing Date, effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act ("WARN") affecting any employee of U.S. Propane or GP without fully complying with the notice and other applicable requirements of WARN.

         7.11 THIRD PARTY BENEFICIARY. The Acquirer will enforce the capital commitments of the members of the Acquirer to make capital contributions to the Acquirer, and will not permit the waiver, amendment or termination of (i) any of such capital commitments, or (ii) any provision of the limited liability agreement of the Acquirer that provides that the Venturers are third party beneficiaries of the obligations of the members to make such capital commitments.

         7.12 CONFIDENTIALITY AND TAX SHELTER REGULATIONS. Except as reasonably necessary to comply with applicable securities laws and notwithstanding anything in this Agreement to the contrary (including the confidentiality provisions set forth in Section 7.3 and Section 7.4) or in any other agreement to which a party hereto is bound, the parties hereto (and each employee, representative, or other agent of any of the parties) are expressly authorized to disclose to any and all persons, without limitation of any kind, the U.S. federal income "tax treatment" and "tax structure" (as those terms are defined in Treas. Reg. Sections 1.6011-4(c)(8) and (9), respectively) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such parties relating to such "tax treatment" and "tax structure" of the transactions contemplated by this Agreement. For these purposes, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the transaction described herein.

         7.13 TRADEMARKS, LOGOS, ETC. The Heritage Entities shall have the right to continue to use all trademarks, service marks, trade names, service names and logos (i) of AGL Propane Services, Inc., a Delaware corporation, United Cities Propane Gas L.L.C., a Delaware limited liability company, Peoples Gas Company, L.L.C., a Delaware limited liability company and Piedmont Propane Company, a North Carolina corporation and (ii) that Heritage MLP and

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Heritage OLP were granted the right to use pursuant to that certain Contribution
Agreement dated June 15, 2000 among U.S. Propane, Heritage MLP and Heritage OLP, except as specifically set forth on Schedule 7.13 (the "Trademarks"), until the first anniversary of the Closing. From and after such first anniversary, the Heritage Entities shall cease all use of the Trademarks, including all use of the name "Peoples Gas."

         7.14 VOTE OF COMMON UNITS. Each of the Venturers hereby covenants and agrees to vote, and to cause NewLP to vote at each meeting or other vote of the holders of Common Units of Heritage MLP, with respect thereto, all of the Common Units, if any, that such Venturer or NewLP may own as of the record date established for determining the holders of Common Units entitled to vote at such meeting or in such other vote for approval of the transactions contemplated hereby and for approval of the conversion of the Class D Subordinated Units (as defined in Amendment No. 5 to the Heritage MLP Partnership Agreement) to Common Units on a one-for-one basis and otherwise on the terms described in Amendment No. 5 to the Heritage MLP Partnership Agreement and any amendment to the Heritage MLP Partnership Agreement related thereto.

         7.15 PRECLOSING TRANSACTIONS. Prior to the Closing, the Venturers shall cause the transactions described in Article III that are to be effected prior to the Closing to be so effected.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

         8.1 CONDITIONS TO CLOSING OF THE ACQUIRER. The obligations of the Acquirer to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment by each of the GP, U.S. Propane and each of the Venturers on or prior to the Closing Date of each of the following conditions (all or any of which may be waived in whole or in part by the Acquirer in its sole discretion):

         (a) Representations and Warranties True. The representations and warranties of the Venturers set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects as so qualified), and any representations and warranties made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects as so qualified).

         (b) Covenants and Agreements Performed. Each of the GP, U.S. Propane and each of the Venturers shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it, and each of the Venturers shall have caused NewLP to have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by NewLP.

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

         (c) Certificates. The Acquirer shall have received a certificate from
(i) each of the Venturers, in substantially the form set forth in Exhibit 8.1(c)(i), dated the Closing Date, representing and certifying that (A) the conditions set forth in Section 8.1(a) have been fulfilled and (B) except for matters relating to the Heritage Entities disclosed pursuant to the Contribution Agreement and except for the effects of general economic conditions or weather, seasonality or other conditions affecting the industry in which any of the Heritage Entities conduct business, to each such Venturer's Knowledge, since the Financial Statement Date there has not been any event or condition relative to any of the Heritage Entities having, or reasonably expected to have, a Material Adverse Effect on the GP or U.S. Propane, (ii) each of the GP, U.S. Propane and each of the Venturers, in substantially the form set forth in Exhibit 8.1(c)(ii), dated the Closing Date, representing and certifying that the conditions set forth in Section 8.1(b), have been fulfilled and a certificate as to the incumbency of the officers executing this Agreement on behalf of such party.

         (d) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, shall be in effect that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or the Operative Documents. No Proceeding before a Governmental Authority shall be pending (A) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the Operative Documents or
(B) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of any of the GP, U.S. Propane, NewLP or any of the Venturers to consummate the transactions contemplated hereby or by the Operative Documents.

         (e) Consents. All Consents set forth on Exhibit 8.1(e) shall have been obtained or made and shall be in full force and effect as to each of the GP, U.S. Propane, NewLP and each of the Venturers, as applicable, at the time of the Closing.

         (f) No Material Adverse Effect. Since the date of this Agreement, there shall not have been any event or condition having a Material Adverse Effect (excluding for purposes of such determination the effects on the GP and U.S. Propane of the transactions to be effected prior to Closing pursuant to Article
3).

         (g) Deliveries. Each of the GP, U.S. Propane, NewLP and each of the Venturers shall have delivered to the Acquirer executed copies of the Operative Documents and the certificates representing all of the Securities purchased by the Acquirer hereunder, duly endorsed in blank or accompanied by transfer powers.

         (h) Contribution Agreement; HHI Purchase Agreement. All conditions to the closing of the transactions contemplated by the Contribution Agreement (other than a condition relating to the satisfaction of all conditions to closing of this Agreement) shall have been satisfied or waived. The HHI Purchase Agreement shall have been executed and delivered by each of the Persons party thereto and the closing thereunder shall have occurred.

         (i) Assumption of Assumed Liabilities; Dividend of GP Interests Note. NewLP shall have delivered to the GP and U.S. Propane the Transfer Instruments whereby NewLP agrees to assume all of the Assumed Liabilities, and U.S. Propane shall have declared and paid the GP Interests Note as a dividend to NewGP and NewLP.

         (j) Resignations. Each of H. Michael Krimbill, James E. Bertelsmeyer, Andrew W. Evans, Royston K. Eustace, William N. Cantrell, Richard T. O'Brien, David J. Dzuricky, J. Patrick Reddy, Kevin M. O'Hara and J.D. Woodward (or their respective successors as members of the Board of Directors of the GP) shall have, and, if requested in writing by Acquirer not less than three business days prior to Closing, each of Bill W. Byrne, Stephen L. Cropper and J. Charles Sawyer shall have, tendered their resignations as a member of the GP's Board of Directors, effective as of the Closing.

         (k) HSR Waiting Period. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated without any adverse condition attached thereto.

         8.2 CONDITIONS TO CLOSING OF NEWLP AND THE VENTURERS. The obligations of NewLP and each of the Venturers to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the fulfillment by the Acquirer on or prior to the Closing Date of each of the following conditions (all or any of which may be waived in whole or in part by the Venturers in their sole discretion):

         (a) Representations and Warranties True. The representations and warranties of the Acquirer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects as so qualified), and any representations and warranties made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date (other than those that are qualified by a reference to materiality or Material Adverse Effect, which representations and warranties shall have been true and correct in all respects as so qualified).

         (b) Covenants and Agreements Performed. The Acquirer shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by it.

         (c) Certificates. Each of the Venturers shall have received a certificate from the Acquirer, in substantially the form set forth in Exhibit 8.2(c), dated the Closing Date, representing and certifying that the conditions set forth in Sections 8.2(a) and 8.2(b) have been fulfilled and a certificate as to the incumbency of the officers executing this Agreement on behalf of the Acquirer.

         (d) Legal Proceedings. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Authority, shall be in effect that restrains, enjoins, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or the Operative Documents. No Proceeding before a Governmental Authority shall be pending (A) seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or the Operative Documents or (B) that could reasonably be expected, if adversely determined, to impose any material limitation on the ability of any of the Acquirer to consummate the transactions contemplated hereby or by the Operative Documents.

         (e) Consents. All Consents set forth on Exhibit 8.2(e) shall have been obtained or made and shall be in full force and effect as to the Acquirer at the time of the Closing.

         (f) Deliveries. The Acquirer and each Person that is a party thereto (other than the GP, U.S. Propane, NewLP or any of the Venturers) shall have delivered executed copies of the Operative Documents to the GP, U.S. Propane, NewLP and the Venturers.

         (g) Contribution Agreement; HHI Purchase Agreement. The Contribution Agreement shall have been executed and delivered by each of the Persons party thereto and all conditions to closing therein (other than a condition relating to the satisfaction of all conditions to closing of this Agreement and the HHI Purchase Agreement) shall have been satisfied or waived. The HHI Purchase Agreement shall have been executed and delivered by each of the Persons party thereto and the closing thereunder shall have occurred.

         (h) Payment. NewLP shall have received full payment in cash or immediately available funds (wired to the account of NewLP in accordance with wiring instructions to be specified by NewLP not less than three Business Days prior to the Closing) of the Purchase Price from the Acquirer in consideration for the transfer, assignment and conveyance of the Securities.

         (i) HSR Waiting Period. If applicable, the waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby shall have expired or been terminated without any adverse condition attached thereto.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         9.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby abandoned by written notice at any time prior to the Closing in any of the following manners:

         (a) concurrently with any permitted termination of the Contribution Agreement; provided, however, that if the Contribution Agreement is terminated due to a breach or default (i) by La Grange (as such term is defined in the Contribution Agreement) of its obligations thereunder or a failure by La Grange to satisfy its conditions to closing thereunder, this Agreement shall not be terminated automatically but may be terminated by election of the Venturers furnished in writing to the other parties hereto, or (ii) by Heritage MLP or Heritage OLP of their respective obligations thereunder or a failure by Heritage MLP or Heritage OLP to satisfy their conditions to closing thereunder, this Agreement shall not be terminated automatically but may be terminated by election of the Acquirer furnished in writing to the other parties hereto;

         (b) by written consent of each of the parties to this Agreement;

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

         (c) by any party if the Closing has not occurred on or before February 15, 2004, unless such failure to close resulted from a breach of this Agreement by the party or its Affiliate seeking to terminate this Agreement pursuant to this Section 9.1(c);

         (d) by any party if (i) there is any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) a Governmental Authority (A) has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable or (B) has made any order, decree, ruling or other action consenting to or approving consummation of the transactions contemplated hereby contingent or conditional in any manner that has a Material Adverse Effect, which order, decree, ruling or other action shall have become final and nonappealable;

         (e) by any party, if there has been any violation or breach by any other party (other than an Affiliate or related party of the first party) of any representation, warranty, covenant or agreement contained in this Agreement that has rendered impossible the satisfaction of any condition to the obligations of such other party set forth in Section 8.1 or Section 8.2 and such violation or breach has neither been cured within 30 days after notice by such first party to the other party nor waived by the first party;

         (f) by any party, if any other event shall occur that shall render the satisfaction of any condition to the obligations of any other party (other than an Affiliate or related party of the first party) impossible and such condition has not been waived by the other parties; or

         (g) by the Acquirer, if any amendment is made to any schedule in accordance with Section 7.6 that in the Acquirer's reasonable judgment (i) with respect to any Pre-Signing Event, is material or (ii) with respect to any Post-Signing Event, the effect of the event or circumstance to which such amendment relates materially impairs the financial condition, business, properties, prospects, net worth or results of operations of the GP or U.S. Propane.

         9.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 9.1 by any party, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made. If this Agreement is terminated for any reason, this Agreement shall become void and have no effect, except that (a) the agreements contained in this
Section 9.2 and in Section 7.8 shall survive the termination hereof, (b) nothing contained in this Section 9.2 shall relieve any party from liability for any willful breach of this Agreement and (c) nothing shall relieve any party from any liability for a breach of its obligations hereunder existing at the time of such termination. If this Agreement is terminated (y) because the Acquirer is unable to arrange the funding necessary to consummate the Closing, the Acquirer agrees to pay $500,000 to the Venturers or (z) by the Acquirer pursuant to
Section 9.1(g) because of an amendment to any schedule with respect to a Pre-Signing Event, the Venturers agree to pay $500,000 to the Acquirer. The parties stipulate and agree that (a) the $500,000 amount referred to in the immediately preceding sentence shall constitute liquidated damages payable in lieu of any other costs or expenses incurred by a party upon such termination, shall constitute the sole remedy upon a termination in accordance with clause
(y) or (z) of the preceding sentence and (b) they each believe that such amounts constitute a fair and reasonable resolution if this Agreement is terminated under the circumstances referred to in such clauses (y) or (z).

         9.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

         9.4 WAIVER. Any party may, on behalf of itself only and not on behalf of any other party, (a) waive any inaccuracies in the representations and warranties of any other party (other than an Affiliate or related party of the first party) contained herein or in any document, certificate or writing delivered pursuant hereto, (b) waive compliance by any other party (other than an Affiliate or related party of the first party) with any of its agreements contained herein and (c) waive fulfillment of any conditions to its obligations contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                                   ARTICLE X
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         10.1 INDEMNIFICATION OBLIGATIONS OF NEWLP AND THE VENTURERS. NewLP and, if NewLP is unable to satisfy its obligations hereunder and, with respect to each Venturer, only to the extent that a Venturer has received after the Closing from NewLP any distribution of cash or property, each such Venturer shall, except for indemnification in respect of the clause (b) below with respect to the last sentence of Section 4.6, which indemnification shall only be several as among NewLP and each of the Venturers, indemnify the Acquirer Indemnified Parties, as the case may be, and hold the Acquirer Indemnified Parties harmless from, against and in respect of any and all Losses arising out of, based upon or resulting from:

         (a) the breach of any representation or warranty of any Venturer contained in or made pursuant to this Agreement (other than those in Section 4.2, Section 4.3, the last sentence of Section 4.6 or in Section 4.24);

         (b) the breach of any representation or warranty of any Venturer contained in or made pursuant to Section 4.2, Section 4.3, the last sentence of
Section 4.6 or in Section 4.24;

         (c) the breach by any Venturer or the failure of any of the Venturers to observe or perform in any material respect, any of its covenants or agreements contained in this Agreement or any other Operative Document; and

         (d) the Assumed Liabilities.

Notwithstanding the foregoing, NewLP and the Venturers will not have any obligation to indemnify the Acquirer Indemnified Parties for Losses under
Section 10.1(a) unless and until the aggregate amount of all such Losses under
Section 10.1(a) exceeds $300,000 (regardless of whether, in the case of third party actions, suits or proceedings with respect to any of the foregoing, the Venturers may have a meritorious defense), at and after which time NewLP and the Venturers shall be liable for all Losses in excess of $300,000 and which do not in the aggregate exceed $3,000,000. Notwithstanding anything else herein to the contrary, none of the Venturers shall be required pursuant to this Section
10.1 to make any payment to any of the Acquirer Indemnified Parties for Losses unless such Acquirer Indemnified Party has first sought to collect payment of such Losses from NewLP and NewLP has failed or refused to make payment thereof to the extent required under this Article 10, after which such Acquirer Indemnified Party may, only to the extent specified in this Section 10.1, seek payment of such Losses from a Venturer (unless the failure or refusal of NewLP to make such payment is due to a good faith dispute regarding such Acquirer Indemnified Party's right under this Section 10.1 to indemnification for such Losses). The rights and remedies of the Acquirer Indemnified Parties based upon, arising out of or otherwise in respect of any clause of this Section 10.1 or any representation, warranty or covenant in this Agreement or other Operative Documents shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any such claim is based may also be the subject matter of any representation, warranty or covenant in this Agreement or other Operative Document that would not give rise to any rights or remedies of the Acquirer Indemnified Parties.

         10.2 INDEMNIFICATION OBLIGATIONS OF THE ACQUIRER. The Acquirer, shall indemnify the Venturer Indemnified Parties, as the case may be, and hold the Venturer Indemnified Parties harmless from, against and in respect of any and all Losses arising out of, based upon or resulting from:

         (a) the breach of any representation or warranty of the Acquirer contained in or made pursuant to this Agreement (other than those in the second and third sentences of Section 5.1 and in Section 5.3 and Section 5.4);

         (b) the breach of any representation or warranty of Acquirer contained in or made pursuant to the second and third sentences of Section 5.1, or in
Section 5.3 or Section 5.4;

         (c) the breach by the Acquirer or failure of the Acquirer or any of its Affiliates to observe or perform in any material respect, any of their covenants or agreements contained in this Agreement or any other Operative Document; and

         (d) the Retained Liabilities.

Notwithstanding the foregoing, the Acquirer will not have any obligation to indemnify the Venturer Indemnified Parties for Losses under Section 10.2(a) unless and until the aggregate amount of all such Losses under Section 10.2(a) exceeds $300,000 of the Purchase Price (regardless of whether, in the case of third party actions, suits or proceedings with respect to any of the foregoing, the Acquirer may have a meritorious defense), at and after which time the Acquirer shall be liable for all Losses in excess of $300,000 and which do not in the aggregate exceed $3,000,000. The rights and remedies of the Venturer Indemnified Parties based upon, arising out of or otherwise in respect of any clause of this Section 10.2 or any representation, warranty or covenant in this Agreement or other Operative Document shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any such claim is based may also be the subject matter of any representation, warranty or covenant in this

Agreement or other Operative Document that would not give rise to any rights or remedies of the Venturer Indemnified Parties.

         10.3     INDEMNIFICATION PROCEDURES.

         (a) Promptly upon receipt by a party indemnified under this Article 10 (an "Indemnified Party") of notice of the commencement of any action against such Indemnified Party (a "Third Party Action") in respect of which indemnity or reimbursement may be sought against a party or parties required to make indemnification hereunder (an "Indemnifying Party"), such Indemnified Party shall notify the Indemnifying Party in writing of the commencement of such Third Party Action, but the failure so to notify the Indemnifying Party shall not relieve it of any liability which it may have to any Acquirer Indemnified Party under Section 10.1 or any Venturer Indemnified Party under Section 10.2, as applicable, unless such failure actually and materially adversely affects the defense of such Third Party Action. In case notice of commencement of any such Third Party Action shall be given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and to assume the defense of such action at its own expense, with counsel chosen by it that is reasonably satisfactory to the Indemnified Party; provided, however, that:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense to assist in the handling of such Third Party Action (provided that the Indemnified Party shall be entitled to reimbursement for the reasonable out-of-pocket expenses for such counsel in accordance with subclauses (A) and (B) below in this Section 10.3(a));

                  (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed, before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Party or the Indemnified Party would be adversely affected thereby;

                  (iii) no Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such Third Party Action; and

                  (iv) the Indemnifying Party shall not be entitled to control the defense of any Third Party Action unless within 15 days after receipt of such written notice from the Indemnified Party, the Indemnifying Party confirms in writing its responsibility to indemnify the Indemnified Party with respect to such Third Party Action and reasonably demonstrates that it will be able to pay the full amount of the reasonably expected Losses in connection with any such Third Party Action.

Except as set forth in the following sentence, after written notice by the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the Indemnifying Party shall not be liable to the

Indemnified Party hereunder for any fees and expenses of counsel subsequently incurred by the Indemnified Party attributable to defending against such Third Party Action, and (ii) as long as the Indemnifying Party is reasonably contesting such Third Party Action in good faith, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the prior written consent of the Indemnifying Party. If (A) the Indemnifying Party does not assume control of the defense of such Third Party Action in accordance with this Section 10.3(a), or (B) the Indemnified Party has been advised in writing by counsel that representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (in which case the Indemnifying Party shall not have the right to assume the defense of such Third Party Action on behalf of the Indemnified Party), in each case the Indemnified Party shall have the right to defend such Third Party Action in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, provided that (i) the Indemnifying Party shall be obligated to reimburse the Indemnified Parties for the costs and expenses of only a single counsel for such Third Party Action and any matters related thereto and (ii) the Indemnified Party shall not settle or resolve such Third Party Action without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, conditioned or delayed), and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with this
Article 10. The reimbursement of fees and expenses of counsel required by this
Article 10 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         (b) If the Indemnifying Party shall be obligated to indemnify the indemnified Party pursuant to this Article 10, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party with respect to the claims to which such indemnification relates. If an Indemnified Party becomes entitled to any indemnification from an Indemnifying Party, such indemnification shall be made in cash upon demand, unless the Indemnifying Party is disputing the right of such Indemnified Party to indemnification hereunder.

         (c) The right of indemnification pursuant to this Article 10 shall constitute the sole and exclusive remedy of each of the Parties to this Agreement and their respective Affiliates, managers, directors, officers, members, employees and other agents and representatives, other than with respect to fraud or willful breach by a Party.

         10.4 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party and any information that any party may receive (other than information identified in the Schedules attached hereto).

         (a) The right to indemnification:

                  (i) with respect to any breach or violation of any of the representations and warranties contained in this Agreement (other than those in the last sentence of Section 4.6, or Sections 4.11, 4.18, 4.22, 4.24 and 5.4), shall survive for one (1) year from the Closing Date;

                  (ii) with respect to any breach of violation of any of the representations and warranties contained in the last sentence of
         Section 4.6 and in Sections 4.24 or 5.4, shall survive indefinitely;

                  (iii) with respect to any breach or violation of any of the representations and warranties contained in Sections 4.11, 4.18 and 4.22, shall survive for the applicable statute of limitations; and

                  (iv) with respect to all covenants and agreements contained in this Agreement, shall survive for the applicable statute of limitations (including all periods of extension thereof, whether automatic or permissive).

         (b) The expiration of any survival period under this Agreement will not affect the liability of any Party under this Article 10 for any Losses as to which a bona fide claim has been asserted prior to the termination of such survival period.

         10.5 NO SPECIAL OR CONSEQUENTIAL DAMAGES. No party and no Indemnified Party shall be entitled to recover special, consequential, exemplary or punitive damages from the other parties or any Indemnifying Party in connection with any claim for indemnification under this Article 10 or otherwise, and each party hereby waives any claim or right to special, consequential, exemplary or punitive damages hereunder, even if caused by the active, passive, sole, joint, concurrent or comparative negligence, strict liability, or other fault of any party, other than fraud or intentional misconduct.

         10.6     LIMITATIONS ON INDEMNIFICATION.

         (a) Neither NewLP nor any of the Venturers shall have any obligation to indemnify the Acquirer Indemnified Parties hereunder with respect to any breach of a representation or warranty of the Venturers resulting from a Pre-Signing Event or Post-Signing Event to the extent that the Disclosure Schedules of the Venturers to this Agreement were amended or supplemented in accordance with
Section 7.6 to reflect such Pre-Signing Event or Post-Signing Event prior to Closing. Following the Closing, the determination of whether any of the Venturers have breached any of their representations or warranties shall be determined on the basis of the Disclosure Schedules of the Venturers as amended or supplemented as of the Closing.

         (b) The Acquirer shall not have any obligation to indemnify the Venturer Indemnified Parties hereunder with respect to any breach of a representation or warranty of the Acquirer resulting from a Pre-Signing Event or from a Post-Signing Event to the extent that the Acquirer submits Disclosure Schedules to the Venturers reflecting such Pre-Signing Event or Post-Signing Event prior to Closing.

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         (c) Following the Closing, the determination of whether the Acquirer has breached any of its representations or warranties shall be determined on the basis of the Disclosure Letter of the Acquirer as so amended or supplemented as of the Closing.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party shall be in writing, and shall be delivered either personally, or by registered or certified mail (postage prepaid and return receipt requested) or by express courier or delivery service, or by telegram, telefax, telex or similar facsimile means, to the Parties, at the addresses (or at such other addresses as shall be specified by the Parties by like notice) set forth below:

         (a) If to the GP, U.S. Propane, NewLP or the Venturers, to:

                  AGL Propane Services, Inc.
                  AGL Energy Corporation
                  10 Peachtree Place
                  Atlanta, Georgia  30309
                  Attention: General Counsel
                  Facsimile: (404) 584-3419

                  United Cities Propane Gas, Inc.
                  c/o Atmos Energy Corporation
                  5430 LBJ Freeway
                  1800 Three Lincoln Centre
                  Dallas, Texas 75240
                  Attention: J. Patrick Reddy
                  Facsimile: (972) 855-3793

                  TECO Propane Ventures, LLC
                  c/o TECO Energy, Inc.
                  702 N. Franklin Street
                  Tampa, Florida 33602
                  Attention: General Counsel
                  Facsimile: (813) 228-4811

                  Piedmont Propane Company
                  1915 Rexford Road
                  Charlotte, North Carolina 28211
                  Attention: David Dzuricky
                             Kevin M. O'Hara
                  Facsimile: (704) 365-8515

                  with a copy to:

                  Andrews Kurth LLP
                  600 Travis Street
                  Houston, Texas 77002
                  Attention: G. Michael O'Leary
                  Facsimile: (713) 220-4285

     (b) If to the Acquirer, to:

                  c/o ETC Holdings, LP
                  2838 Woodside Street
                  Dallas, Texas 75204
                  Attention: Clay Kutch
                  Facsimile: (214) 981.0701

                  with a copy to:

                  Thompson & Knight L.L.P.
                  1700 Pacific Avenue, Suite 3300
                  Dallas, Texas 75201
                  Attention: Jeffrey A. Zlotky
                  Facsimile: (214) 969-1751

Notices and other communications shall be deemed given or made (i) when received, if sent by telegram, telefax, telex or similar facsimile means (written confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telefax, telex or similar facsimile means) and (ii) when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand delivered, sent by registered or certified mail or sent by express courier or delivery service, except in the case of facsimile transmissions received after the normal close of business at the receiving location, which shall be deemed given on the next Business Day.

         11.2 ENTIRE AGREEMENT. This Agreement and the documents referred to herein, together with the Schedules and Exhibits hereto (where applicable, as executed and delivered), and that certain letter agreement, dated September 15, 2003, among Acquirer and the Venturers, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof.

         11.3 BINDING EFFECT; ASSIGNMENT; NO THIRD PARTY BENEFIT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether by operation of law or otherwise) by any party without the prior written consent of each of the parties, and any purported assignment without such consent shall be void; provided, however, that Acquirer may assign its rights, interests and obligations under this Agreement to an Affiliate of Acquirer without the prior written consent of any of the other parties, but no such assignment shall relieve the Acquirer of its obligations hereunder. Except as provided in Article 10, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         11.4 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         11.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         11.6 JURISDICTION. Any legal action, suit or proceeding in law or equity arising out of or relating to this Agreement or the transactions contemplated by this Agreement may only be instituted in any state or federal court located in the State of Texas, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail (return receipt requested) or by any other means which requires a signed receipt in accordance with, and at the address listed in, Section 10.1. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

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

         11.7 FURTHER ASSURANCES. From time to time following the Closing, at the request of any party and without further consideration, the other parties shall execute and deliver to such requesting party such instruments and documents and take such other action as such requesting party may reasonably request or as may be otherwise necessary to (a) cause the Acquirer, the GP, U.S. Propane, NewLP or the Venturers to fulfill their respective obligations under this Agreement and the other Operative Documents and (b) otherwise consummate more fully and effectively the transactions contemplated by this Agreement and the Operative Documents.

         11.8 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         11.9 COUNTERPARTS. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, this Acquisition Agreement has been duly executed and delivered by the duly authorized representative of each party hereto as of the date first above written.

GP:                                       U.S. PROPANE, L.L.C.

                                          By:___________________________________
                                             Name:
                                             Title:

U.S. PROPANE:                             U.S. PROPANE, L.P.

                                          By: U.S. Propane, L.L.C., its general
                                              partner

                                          By:___________________________________
                                             Name:
                                             Title:

                    [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

                                          VENTURERS:

                                          AGL PROPANE SERVICES, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

                                          AGL ENERGY CORPORATION

                                          By:___________________________________
                                             Name:
                                             Title:

                                          UNITED CITIES PROPANE GAS, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

                                          TECO PROPANE VENTURES, LLC

                                          By:___________________________________
                                             Name:
                                             Title:

                                          PIEDMONT PROPANE COMPANY

                                          By:___________________________________
                                             Name:
                                             Title:

                    [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

ACQUIRER:                                 LA GRANGE ENERGY, L.P.

                                          By: LE GP, LLC, its general partner

                                          By:___________________________________
                                             Name:
                                             Title:

                    [SIGNATURE PAGE TO ACQUISITION AGREEMENT]